Exhibit 10.12

OFFICE

LEASE AGREEMENT

Between

HARSCH INVESTMENT PROPERTIES, LLC

“Landlord”

And

JIVE SOFTWARE, INC.

“Tenant”

Date: February 25, 2008

SUMMARY OF LEASE PROVISIONS

The following is a summary of the basic terms contained in the Lease Agreement. In the event of any conflict between any term contained in this Summary and a provision contained in the balance of the Lease Agreement, the letter shall control.

Lease Date (for reference only):	February 25, 2008

Name and Address of Landlord:	Harsch Investment Properties, LLC, an Oregon limited liability company 851 SW 6th Avenue, Suite 550 Portland, Oregon 97204

Landlord’s Address for Rental Payments:	851 SW 6th Avenue, Suite 550 Portland, Oregon 97204

Name of Tenant and Address of Premises:	Jive Software, Inc., a Delaware corporation 915 SW Stark Street Portland, Oregon 97205

Tenant’s Address for Notices:

Trade Name Under Which Tenant Will Operate:	Jive Software

Business to be Conducted By Tenant:	General office

Lease Term:	Sixty Four (64) Months

Anticipated Delivery Dates:	Second Floor June 1, 2008 Third Floor - June 1, 2008 Fourth Floor January 1, 2009 Penthouse - January 1, 2009

Anticipated Lease Commencement Date:	June 1, 2008

Anticipated Expiration Date:	September 30, 2013

Base Rent (per SF/YR):

Third Floor:

June 1, 2008 through September 30, 2008

October 1, 2008 through September 30, 2009

October 1, 2009 through September 30, 2010

October 1, 2010 through September 30, 2011

October 1, 2011 through September 30, 2012

October 1, 2012 through September 30, 2013

$0.00 $25.20 per square foot $25.95 per square foot $26.72 per square foot $27.52 per square foot $28.34 per square foot

Fourth Floor:

January 1, 2009 through September 30, 2009

October 1, 2009 through September 30, 2010

October 1, 2010 through September 30, 2011

October 1, 2011 through September 30, 2012

October 1, 2012 through September 30, 2013

$25.95 per square foot $26.72 per square foot $27.52 per square foot $28.34 per square foot $29.19 per square foot

Penthouse:

January 1, 2009 through February 28, 2009

March 1, 2009 through September 30, 2009

October 1, 2009 through September 30, 2010

October 1, 2010 through September 30, 2011

October 1, 2011 through September 30, 2012

October 1, 2012 through September 30, 2013

$0.00 $33.45 per square foot $34.45 per square foot $35.48 per square foot $36.54 per square foot $37.63 per square foot

Approximate Square	Approximately 37,667 square feet as follows:
Footage	3rd Floor	14,321 rentable square feet
of Premises:	4th Floor	14,131 rentable square feet
	Penthouse	9,215 rentable square feet

Base Year:	2009

Tenant’s Pro Rata Share:	57.3%

Security Deposit:	$500,000 due upon Tenant’s execution and delivery of this Lease. See Section 3 of Lease.

Guarantor:	None

Brokers:	For the Tenant: Mark Friel, Pacific Real Estate Partners
For the Landlord: Trevor Kafoury, CB Richard Ellis

Exhibits:	Exhibit A1 – Outline of Premises
Exhibit A2 – Condenser Location
Exhibit A3 – Penthouse Restrooms
Exhibit A4 – Basement Server Room and Bicycle Parking
Exhibit A5 – Building Storage
Exhibit B – Work Agreement
Exhibit C – Rules & Regulations
Exhibit D – Guaranty of Lease
Exhibit E – Janitorial Service
Exhibit F – Rooftop Communication Equipment
Exhibit G – Lease Commencement Form
Addendum to Lease

LEASE AGREEMENT

THIS LEASE, dated February 25, 2008 (for reference purposes only) is made by and between Harsch Investment Properties, LLC, an Oregon limited liability company (“Landlord”), and Jive Software, Inc., a Delaware corporation (“Tenant”). Landlord owns a building (the “Building”) and other improvements on that certain property located at 915 SW Stark Street, Portland, Oregon 97205 (collectively, the “Property”). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain space in the Building consisting of approximately 37,667 rentable square feet, as outlined on the attached Exhibit A (the “Premises”) on the terms and conditions set forth in this Lease.

1.        TERM.  (a)         Duration of Term.  The term of this Lease (the “Term”) shall be for a period of five (5) years and four (4) months, commencing on the Anticipated Lease Commencement Date shown on the attached Summary of Lease Provisions or the date on which the tenant improvements to the Third Floor (3rd) that Landlord has agreed to provide to the Premises pursuant to the Work Agreement attached as Exhibit B, are substantially completed, whichever is later (the “Lease Commencement Date”). However, if Tenant takes possession of the Premises on an earlier date, such date shall be the “Commencement Date.” The Term shall expire sixty-four (64) months after the Commencement Date. If the first day of the Term shall be a day other than the first day of a calendar month, then the Term shall be deemed extended by the number of days between the Commencement Date of this Lease and the first day of the first calendar month thereafter, so that the Term shall expire at the end of a calendar month.

(b)        Phased Delivery of Premises.  Landlord shall deliver the Premises to Tenant in two (2) phases, in each instance upon Substantial Completion of Landlord’s Work as to the applicable floor (as defined in Exhibit B): Phase 1 being the Second Floor (“Second Floor”) (for temporary occupancy only until delivery of Penthouse) estimated to be June 1, 2008, and the Third Floor (“Third Floor”) estimated to be June 1, 2008, and Phase 2 being the Fourth Floor (“Fourth Floor”) and Penthouse (“Penthouse”), estimated to be January 1, 2009. If any floor of the Premises are not substantially completed by the scheduled delivery dates, Tenant’s obligation to pay Rent and its other obligations for payment under this Lease as to that floor shall commence on the date that the applicable floor of the Premises is substantially completed as described in this paragraph (the “Rent Commencement Date”) and the base rent periods specified in the Summary of Lease Provisions shall be deferred, if at all, as specified in Exhibit B for any such delay, and Landlord shall not be liable to Tenant for any loss or damage resulting from such delay except as set forth in Exhibit B. If the improvements as to a given floor are not substantially completed on the applicable Anticipated Commencement Date due to the failure of Tenant to fulfill its obligations under the Lease, the scheduled delivery date for that floor shall be as stated in this subsection 1(b).

(c)        Early Occupancy.  Tenant shall be permitted to enter the Second Floor, Third Floor, Fourth Floor and Penthouse four (4) weeks prior to the anticipated Substantial Completion Dates for each floor for the purpose of installing telecommunications, data and security infrastructure. Tenant’s entry into each phase of the Premises shall be subject to all terms and conditions of this Lease except the payment of Rent. Tenant’s entry shall mean entry by Tenant, its officers, contractors, employees, licensees, agents, servants, guests, invitees, and visitors.

(d)        Commencement Confirmation Agreement.  Following the Lease Commencement Date, within ten (10) days of request by Landlord, Tenant shall execute and deliver a Confirmation Agreement prepared by Landlord setting forth the exact Lease Commencement Date and Expiration Date in form similar to that shown on Exhibit G. Following delivery of each Phase, Tenant shall execute and deliver a Confirmation Agreement prepared by Landlord setting forth the exact date of delivery of such phase, any adjustment of square footage, any recalculations based on such adjustment, and such other matters related to the commencement of this Lease as may be requested.

(e)        Termination For Late Delivery.  See Exhibit B, Paragraph 4.3.

(f)         Termination for Failure to Proceed with Construction of Penthouse.  If Landlord elects not to proceed with the construction of the Penthouse, Tenant may terminate this Lease by written notice to Landlord.

(g)        Option to Terminate.  Intentionally omitted.

2.        RENT.  Beginning on the date of Substantial Completion for each applicable floor and continuing until the expiration or earlier termination of the Term, Tenant shall pay to Landlord “Base Rent” as defined in this section.

  (a)        Base Rent.  The base rent shall commence upon Substantial Completion and delivery of each Phase and in accordance with the table shown in the Summary of Lease Provisions and continue during the Term (“Base Rent”) Notwithstanding any provision herein to the contrary, Base Rent on the Penthouse shall not commence until 120 days after delivery of “warm shell” as defined in Exhibit B. Base Rent for each floor shall be paid in advance, without offset, abatement or deduction, on or before the first day of each calendar month during the Term commencing on the date of substantial completion for such floor. Tenant shall pay to Landlord estimated Base Rent as to each applicable floor for the first full calendar month of

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the Term in which Base Rent is payable for that floor as specified in the Summary of Lease Provisions. If the first month of the Term shall be a partial month, Base Rent shall be prorated on a daily basis and the amount due for such partial month shall be paid on or before the first day of the first full calendar month following the Commencement Date.

(b)        Index Adjustment.  Intentionally omitted.

(c)        Determination of Area.  Landlord’s architect shall determine the exact leasable area of the Premises at or before the time Landlord delivers possession of the Premises to Tenant. Leasable area shall be calculated using BOMA Standard Measurements. If Tenant disputes the determination of Landlord’s architect, the leasable area of the Premises shall be determined by a mutually acceptable independent architect and the determination of such architect shall be conclusive as to the leasable area of the Premises. The cost of such independent measurement shall be borne solely by Tenant unless the difference in the square footage is determined to differ from that specified herein by more than five percent (5%). Upon Substantial Completion of all improvements, the parties shall execute an addendum to this Lease confirming the leasable area and Base Rent.

(d)        Tenant’s Share of Increased Operating Expenses.  Commencing on the first day of January following the Base Year of 2009 (the first such calendar year and each calendar year thereafter shall be referred to herein as a “Comparison Year”), Tenant shall pay as Additional Rent, Tenant’s Pro Rata Share of increased Operating Expenses. Notwithstanding anything set forth herein, for purposes of computing Tenant’s Pro Rata Share of Expenses, the Controllable Expenses (hereinafter defined) shall not increase by more than 5% per calendar year on a compounding and cumulative basis over the course of the Term (as it may be renewed from time to time). “Controllable Expenses” shall mean all Operating Expenses exclusive of the cost of insurance premiums and deductibles, utilities and capital improvements. Operating Expenses shall include all of Landlord’s reasonable direct costs of operation, repair and maintenance of the Building as determined by Landlord’s standard accounting practices. Operating Expenses shall include the following costs by way of illustration but not limitation: (i) wages, salaries, benefits and related expenses of all personnel engaged in the operation, maintenance, repair or security of the Building not reimbursed by other parties; (ii) costs of supplies, materials and equipment; (iii) cost of utilities, including water, sewer, gas, heating and electricity; (iv) a commercially reasonable management fee and the cost of performance by Landlord’s personnel or the cost for service, maintenance, janitorial, alarm service, window cleaning and elevator maintenance; (v) legal and accounting costs, including the costs of audits by certified public accountants; (vi) cost of all insurance, including but not limited to, fire, casualty, earthquake, liability and rental abatement or interruption insurance and any deductible portion of any insured loss; (vii) costs of, repairs, replacements, general maintenance of the Building (not including repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties): (viii) costs of improvements, alterations and equipment which are capital in nature (except for those made during 2008) and which are not excluded under (i) below; and (ix) the fair rental value of rent for the management office.

    (i)      Operating Expense Exclusions.  Operating Expenses shall not include any item of expense that was not included in Base Year Operating Expenses without Landlord providing a reasonable explanation for the necessity to do so and obtaining Tenant’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. Operating Expenses shall not include (i) specific costs for any capital repairs, replacements or improvements, except as provided above; (ii) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant, warrantor or otherwise) to the extent of funds received by Landlord; (iii) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants); (iv) payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased; (v) interest or amortization payments on any mortgages or deeds of trust; (vi) net basic rents under ground or underlying leases; or (vii) costs specially billed to and paid by specific tenants. There shall be no duplication of costs or reimbursements. Operating Expenses shall not include the following:

      A.        any expenditure (including, without limitation, the rental or purchase cost of any improvement, part, supply, tool, item of equipment, or repair) that would be deemed a capital expenditure under generally accepted accounting principles (“GAAP”), except any such expenditure that: (i) is incurred primarily to reduce current or future operating expense costs or otherwise improve the operating efficiency of the Property (provided that such savings are not primarily for the benefit of any particular tenant other than Tenant) (“Cost-Saving Expenditures”); (ii) is required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of the Lease (“Code-Required Expenditures”); (iii) is covered by any insurance deductible that is not excluded from Expenses pursuant to subparagraph B below or (iv) is incurred to repair damage from a Casualty for which insurance is available but not maintained by Landlord, but only to the extent of an amount equal to a commercially reasonable deductible for such insurance. Any capital expenditure that is deemed an Expense pursuant to clause (i) of the first sentence of this subparagraph A (and not pursuant to any other provision hereof) shall be amortized by Landlord over such period as may be selected by Landlord provided that the annual amortized portion of such expenditure shall not exceed the actual cost savings generated by the item for which such expenditure was incurred. Any capital expenditure that is deemed an Expense pursuant to clause (ii) of the first sentence of this subparagraph A shall be amortized by Landlord over the actual useful life of the item for which such expenditure was incurred

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(as reasonably determined by Landlord in accordance with GAAP); provided, however, that if such item generates a costs savings, such expenditure may, at Landlord’s option, be amortized over such shorter period, if any, as may be selected by Landlord provided that the annual amortized portion of such expenditure shall not exceed the actual cost savings realized. The amortized cost of any capital items may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital item;

      B.        Insurance deductibles in excess of commercially reasonable amounts (provided, however, that in any event the following insurance deductibles shall not be deemed to exceed commercially reasonable amounts: (i) earthquake insurance deductibles up to 5% of the total insurable value of the Property per occurrence, and (ii) any other insurance deductibles up to $100,000.00 per occurrence);

      C.        depreciation;

      D.        principal payments of mortgage and other non-operating debts of Landlord;

      E.        the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds, contractor warranties, guarantees, judgments or other third-party sources;

      F.        costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, negotiating and preparing lease documents, and improvement and decorating costs in preparing space for initial occupancy by a specific tenant;

      G.        all “tenant allowances”, “tenant concessions” and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant leasable space in the Building, except in connection with the general maintenance and repairs provided to tenants of the Building in general;

      H.        costs incurred in connection with the sale, financing or refinancing of the Building;

      I.          fines, interest and penalties incurred due to the late payment of Taxes or Expenses;

      J.         any penalties or damages that Landlord pays to Tenant under the Lease or to other tenants in the Building under their respective leases;

      K.        all costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses;

      L.         ground lease rental;

      M.        attorneys’ fees and other expenses incurred in connection with negotiations or disputes with tenants, prospective tenants or other occupants of the Building;

      N.        any costs, fines or penalties incurred due to violations by Landlord of any law, order, rule or regulations of any governmental authority which was in effect (and as enforced) as of the Commencement Date except where such costs, fines or penalties are incurred by Landlord for violations of any such law, order, rule or regulation that is ultimately determined to be invalid or inapplicable;

      O.        the cost of complying with any laws in effect (and as enforced) on the Commencement Date, provided that if any portion of the Building that was in compliance with all applicable laws on the Commencement Date becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof;

      P.        costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property;

      Q.        any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees;

      R.        Landlord’s charitable and political contributions;

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S.        any cost or expense related to removal, cleaning, abatement or remediation of “hazardous materials” in or about the Building, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, Common Area or Property;

T.        Landlord’s costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the base rental or additional base rental payable under the lease with such tenant;

U.        sums (other than management fees, it being agreed that the management fees included in Expenses are described in Section 2(d) above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

V.        all items (including repairs) and services for which Tenant or other tenants pay directly to third parties or for which Tenant or other tenants reimburse (or are required to reimburse) Landlord (other than through Expenses);

W.        to the extent any services (on a per square foot basis) are provided to a tenant or occupant of the Building at a level that is materially greater than the level at which such services are available to Tenant, the cost of providing such services at a level that is over and above the level available to Tenant shall be excluded from Expenses;

X.        advertising and promotional expenditures of the owner of the Building or any tenant in the Building;

Y.        expenses incurred for the repair, maintenance or operation of any parking garage or surface lot serving the Building, including but not limited to salaries and benefits of any parking attendants, electricity and insurance, except that Expenses shall include electricity and insurance to the extent they are not billed separately to the garage or surface lot;

Z.        costs arising from any Landlord-initiated special assessment on the Building by any transit district authority or any other governmental entity having the authority to impose such assessments; or

AA.        interest, principal, points and fees on debts or amortization on any Mortgage or any other debt instrument encumbering the Property.

(e)        Tenant’s Share of Increased Tax Expenses.  Commencing on the first day of January of the first Comparison Year, Tenant shall pay as Additional Rent, Tenant’s Pro Rata Share of increased Tax Expenses. Tax Expenses shall include all taxes, assessments, fees and charges, including costs and expenses (including, without limitation, legal fees and disbursements) of contesting the amount or validity thereof by appropriate administrative or legal proceedings, levied upon or with respect to the Building or any personal property of Landlord, or Landlord’s interest in the Building or such personal property, including, without limitation, all real property taxes and general and special assessments; charges, fees, levies or assessments for housing, transit, police, fire or other governmental services or purported benefits to the Building; service payments in lieu of taxes; any transit impact development fees, housing and child care contributions or other similar or dissimilar impositions required of Landlord by the City, County or State; and any tax, assessment, charge or fee which may now or hereafter be levied or assessed against Landlord by the United States of America, the State of Oregon, or any political subdivision, public corporation, district or other political or public entity, and any other tax, fee or other excise however described, that may be levied or assessed as a substitute for, or in addition to (in whole or in part) any other property taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. If, at any time during the Term, it is not lawful for Tenant to reimburse Landlord for any particular tax, the Base Rent payable to Landlord under this Lease shall be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax. Notwithstanding any contrary provision of this Lease, Taxes included in the Base Year and in any Comparison Year shall be based on the Taxes paid or accrued for the fiscal tax year ending during such Base Year or Comparison Year, despite the fact that a portion of such fiscal tax year falls outside of the Base Year or the Comparison Year in question. Tax Expenses shall not include any tax costs or tax increases caused by the sale, refinancing or transfer of any interest in the Building.

(f)        Payment of Estimated Operating Expenses and Estimated Tax Expenses.  Beginning on the first day of the first Comparison Year, and on the first day of each subsequent Comparison Year during the Term, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement setting forth Landlord’s estimate of the increases in Operating

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Expenses and Tax Expenses for the Comparison Year over the actual Operating Expenses and Tax Expenses for the Base Year (“Landlord’s Estimate”). On the first day of each calendar month during each Comparison Year, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant’s Pro-Rata Share of the increased Operating Expenses and Tax Expenses as set forth in Landlord’s Estimate and each such payment shall be referred to herein as an “Estimated Expense Payment.”

(g)        Reconciliation of Actual Operating Expenses and Tax Expenses.  On or about the first day of March of each Comparison Year after the first Comparison Year, or as soon thereafter as is reasonably practicable, Landlord shall furnish Tenant with a statement of the actual Operating Expenses and Tax Expenses for the preceding Comparison Year, reconciling the total Estimated Expense Payments actually made by Tenant during the Comparison Year to Tenant’s Pro Rata Share of the actual amounts of increased Operating Expenses and Tax Expenses for such Comparison Year. Within thirty (30) days after Landlord’s giving of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which the Tenant’s Pro-Rata Share of actual increased Operating Expenses and increased Tax Expenses for such preceding Comparison Year, exceeds the aggregate of the Estimated Expense Payments Tenant actually paid during such preceding year. If the Tenant’s Pro-Rata Share of actual increased Operating Expenses and increased Tax Expenses for the preceding Comparison Year, is less than the aggregate of the Estimated Expense Payments Tenant actually paid during such preceding year, then Landlord shall apply such amount first to any delinquent Rent, and then to the next accruing monthly installment(s) of Estimated Expense payments due from Tenant until fully credited to Tenant. Tenant shall have the right to audit Landlord’s books and records relating to Operating Expenses and Tax Expenses within ninety (90) days following receipt of Landlord’s annual statement. If Tenant objects to Landlord’s statement of the actual Operating Expenses and Tax Expenses and the parties fail to resolve such dispute within thirty (30) days after such objection, the dispute shall be resolved by a mutually acceptable independent certified public accountant. If such audit discloses a liability for a refund in excess of five percent (5%) of the amounts previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant.

(h)        Occupancy Adjustments.  If less than ninety five percent (95%) of the Building Area is occupied during any full or fractional year of the Term (including the Base Year), then in calculating the actual Operating Expenses for such year Landlord shall adjust those elements of Operating Expenses which vary based on occupancy to an amount which Landlord estimates would have been incurred in Landlord’s reasonable judgment had the Building been ninety five percent (95%) occupied. In addition, if any particular work or service otherwise included in Operating Costs is not furnished to a tenant or occupant of the Building who is undertaking to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred if Landlord had furnished such work to such tenant or occupant. If the Building is not assessed as complete and fully occupied during any full or fractional year of the Term (including the Base Year), then in calculating the Tax Expenses for such year Landlord shall adjust the Tax Expenses to an amount which reflects the Tax Expenses that would have been incurred if the Building had been assessed as complete and fully occupied.

(i)        Changes in Rentable Area.  If during the Term any change occurs in either Area of the Premises (by virtue of the addition of additional space to the Premises or the reduction in the size of the Premises, but not by virtue of remeasurement of the Premises) or in the Area of the Building, Tenant’s Pro-Rata Share shall be adjusted, effective as of the date of any such change. Landlord shall promptly notify Tenant in writing of such change and the reason therefore.

(j)        Additional Rent.  All references to “Rent” or “Rental” in this Lease shall mean Base Rent and all other payments required of Tenant under this Lease unless otherwise expressly specified.

3.        SECURITY DEPOSIT.  Upon execution of this Lease, Tenant shall pay to Landlord a sum equal to the amount set forth on the Summary of Lease Provisions, as security for the full and faithful performance by Tenant of all of the covenants and terms of this Lease required to be performed by Tenant. So long as Tenant is has not previously been in monetary default and is not then in default of this Lease, beyond any applicable cure period, such security deposit shall be returned to Tenant in increments of $100,000, payable as a credit against rent, on the following dates: January 1, 2010, January 1, 2011, January 1, 2012, and January 1, 2013. If Tenant is in default beyond any applicable cure period at the time that a portion of the security deposit would be eligible for release, that release and any remaining to follow shall not occur as scheduled and each shall be deferred until a year later at which point Tenant must not then be in default beyond any applicable cure period to be eligible for the partial release. The remaining $100,000 shall be returned to Tenant within thirty (30) days after the expiration of this Lease, provided Tenant has fully and faithfully carried out all of Tenant’s obligation hereunder, including the payment of all amounts due to Landlord hereunder and the surrender of the Premises to Landlord in the condition required in this Lease. However, Landlord, at its option, may apply such sum on account of the payment of the last month’s Base Rent or other unpaid obligation of Tenant’s. Such sum may be commingled with other funds of Landlord and shall not bear interest. In the event of a sale of the Property, Landlord shall have the right to transfer the security deposit to the purchaser to be held under the terms of this Lease, and Landlord shall thereupon be released from all liability for the return of the security deposit, and Tenant thereafter agrees to look solely to the new landlord for the return of the security deposit.

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4.        TAXES, INSURANCE & INDEMNITY

   (a)        Tenant’s Personal Property Taxes.  Tenant shall be responsible for and shall pay before delinquent all taxes assessed during the Term against any leasehold or personal property of any kind owned by or placed upon or about the Premises by Tenant.

   (b)        Insurance.  During the Term, Landlord shall maintain in full force a policy or policies of fire insurance with standard extended coverage endorsements covering the building or buildings and other improvements (exclusive of Tenant’s trade fixtures, tenant improvements and other property) situated on the Property. During the Term, Landlord shall maintain in full force a comprehensive liability insurance policy insuring Landlord against liability for bodily injury and property damage occurring in, on or about the Property. Landlord shall use its reasonable efforts to secure said insurance at competitive rates.

   (c)        Increases in Premiums.  This Lease is entered into on the basis that Tenant’s occupancy will not affect the Property’s classification for insurance rating purposes. If Tenant’s use of the Premises for any use other than general office results in higher insurance premiums for any buildings situated on the Property, Tenant shall pay for the increased costs of the premiums for insuring any such buildings against loss by fire with standard extended coverage endorsements during the Term. If the insurance premiums on any such buildings are increased during the Term as a result of the installation of equipment on the Premises by Tenant, by reason of Tenant maintaining certain goods or materials on the Premises or as a result of use or occupancy of the Premises by Tenant for any use other than general office, Tenant shall pay the additional cost of the insurance for any such buildings (whether or not Landlord has consented to the activity resulting in the increased insurance premiums). Tenant shall refrain from any activity in its use of the Premises which would make it impossible to insure the Premises or the Building against casualty or which would increase the insurance rate of any such buildings or prevent Landlord from taking advantage of the ruling of the Insurance Rating Bureau of the state in which the Premises are situated or its successors allowing Landlord to obtain reduced premium rates for long term fire insurance policies, unless Tenant pays the additional cost of the insurance. All of Tenant’s electrical equipment shall be U-L approved. If Tenant installs any electrical equipment that overloads the lines in the Premises or in any such buildings, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction. Any insurance premiums to be paid by Tenant by reason of its initial intended use of the Premises or any increase in fire insurance premiums attributable to Tenant’s use or occupancy of the Premises during the Term shall be paid by Tenant to Landlord within thirty days after Landlord bills Tenant for the same.

   (d)        Indemnity: Tenant’s Insurance.  Tenant shall indemnify, defend, and save harmless Landlord from any and all liability, damage, expenses, attorney’s fees, causes of actions, suits, claims or judgments (“Claims”), arising out of or connected with (i) Tenant’s use, occupancy, management, or control of the Premises, (ii) any failure of Tenant to comply with the terms of this Lease, and (iii) the acts or omissions of Tenant, its agents, officers, directors, employees, or invitees; provided, however, that Tenant shall not be liable for claims caused by the negligence of Landlord. Tenant shall, at its own cost and expense, defend any and all suits which may be brought against Landlord either alone or in conjunction with others upon any such above mentioned cause or claim, and shall satisfy, pay, and discharge any and all judgments that may be recovered against Landlord in any such action or actions in which Landlord may be a party defendant. Landlord shall indemnify, defend and hold harmless Tenant from any and all Claims arising out of or connected with (i) the Landlord’s use, occupancy, management or control of the Building other than the Premises, (ii) any failure by Landlord to comply with the terms of this Lease, and (iii) the acts or omissions of Landlord, its agents, officers, directors, employees, or invitees; provided, however, that Landlord shall not be liable for Claims caused by the negligence of Tenant. Neither Landlord nor any partner, director, officer, agent, or employee of Landlord shall be liable to Tenant or any person claiming through Tenant for any loss, injury, or damage whatsoever, including without limitation any loss, injury, or damage caused by other tenants or persons in or about the Property, except to the extent any such loss, injury, or damage is caused by or results from the negligent or willful act or omission of Landlord or its agents or employees. In no event shall Landlord be liable for consequential damages, including lost profits, of Tenant or any person claiming through Tenant, regardless of the cause of any loss, injury, or damage. Tenant shall at its own expense during the Term carry in full force and effect a comprehensive public liability insurance policy, with an insurance carrier satisfactory to Landlord, naming Landlord and all its affiliates as an additional insured, with limits of not less than $2,000,000 per occurrence, and $2,000,000 in aggregate bodily injury liability, and $2,000,000 per occurrence property damage liability, insuring against any and all liability of Tenant with respect to the Premises and under this Lease, or arising out of the maintenance, use or occupancy of the Premises. Such policy shall provide that the insurance shall not be cancelable or modified without at least ten (10) days prior written notice to Landlord, and shall be deemed primary and noncontributing with other insurance available to Landlord. Tenant shall maintain, at Tenant’s expense, insurance covering Tenant’s personal property, furnishings, fixtures, and equipment; Landlord is not responsible therefore. On or before the Commencement Date, Tenant shall furnish Landlord with a certificate or other acceptable evidence that such insurance is in effect. Tenant shall also provide and maintain insurance to comply with Worker’s Compensation and Employer’s Liability Laws.

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and specifications; Tenant’s estimated costs; and the names of all of Tenant’s contractors and subcontractors. Landlord, at its option, may perform the work or select the contractor and/or subcontractors. If Landlord is to perform some or all of such work, Landlord shall have the right to require Tenant to pay for the cost of the work in advance or in periodic installments. If the work is to be performed by Tenant, Landlord shall have the right to require Tenant to furnish adequate security to assure timely payment to the contractors and subcontractors for such work. All work performed by Tenant shall be done in strict compliance with all applicable building, fire, sanitary, and safety codes, and other Laws, and Tenant shall secure all necessary permits for the same. Tenant shall keep the Premises free from all liens in connection with any such work. All work performed by the Tenant shall be carried forward expeditiously, shall not interfere with Landlord’s work or the work to be performed by or for other tenants, and shall be completed within a reasonable time. Landlord or Landlord’s agents shall have the right at all reasonable times to inspect the quality and progress of such work. All improvements, alterations and other work performed on the Premises by either Landlord or Tenant shall be the property of Landlord when installed, except for Tenant’s trade fixtures, and may not be removed at the expiration of this Lease unless the applicable Landlord’s consent specifically provides otherwise. Tenant shall not be required to remove the initial improvements installed in the Premises pursuant to Exhibit B; provided, however, that Tenant shall be required to restore the restrooms in the Penthouse to Landlord’s original design which is attached as Exhibit A3. Notwithstanding Landlord’s consent to improvements or alterations by Tenant, all such improvements, alterations or other work to be performed by Tenant shall be at the sole cost and expense of Tenant. Tenant shall have the right to install its own security system in the Premises.

8.        REPAIRS, MAINTENANCE, AND REPLACEMENTS.

   (a)        Landlord’s Responsibilities.  The following shall be the responsibility of Landlord, and Landlord shall maintain all of the following in good condition and repair:

      (i) Structural repairs and maintenance and repairs necessitated by structural disrepair or defects;

      (ii) Repair and maintenance of the exterior walls, roof, gutters, downspouts and the foundation of the Building in which the Premises are located. This shall not include maintenance of the operating condition of doors and windows or replacement of glass, nor maintenance of the store front;

      (iii) Maintenance and repair of the heating, ventilating, and air conditioning systems, plumbing system, electrical system, and sprinkler, fire and life safety systems, if any;

      (iv) Repair of interior walls, ceilings, doors, windows, floors and floor coverings when such repairs are made necessary because of failure of Landlord to keep the structure in repair as above provided in this Section 8(a); and

      (v) Repair of building standard lighting within the Premises, including without limitation replacement of tubes and ballasts, but excluding repair, maintenance or replacement of any specialty or above-standard lighting fixtures, tubes, ballasts and the like.

   (b)        Tenant’s Responsibilities.  The following shall be the responsibility of Tenant, and Tenant shall maintain (and repair and replace, if necessary) all of the following in good condition and repair:

      (i) The interior of the Premises including any interior decorating;

      (ii) Any repairs necessitated by the negligence of Tenant, its agents, employees and invitees and their use of the Premises;

      (iii) Maintenance and repair of the interior walls and floor coverings (both hard surfaces and carpeting); and

      (iv) Subject to the provisions of Section 8(c), any repairs or alterations required under Tenant’s obligation to comply with laws and regulations as set forth in this Lease.

   (c)        Inspections.  Landlord shall have the right to inspect the Premises at any reasonable time or times and after reasonable notice (and without notice in an emergency) to determine the necessity of repair. Whether or not such inspection is made, the duty of Landlord to make repairs as outlined above in any area in Tenant’s possession and control shall not mature until a reasonable time after Landlord has received from Tenant written notice of the necessity of repairs, except in the event emergency repairs may be required and in such event Tenant shall attempt to give Landlord appropriate notice considering the circumstances.

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   (d)        Landlord’s Work.  All repairs, replacements, alterations or other work performed on or around the Premises by Landlord shall be done in such a way as to interfere as little as reasonably possible with the use of the Premises by Tenant. Tenant shall have no right to an abatement of Rent nor any claim against Landlord for any inconvenience or disturbance resulting from Landlord’s performance of repairs and maintenance pursuant to this Section 8.

   (e)        Governmental Compliance.  At Landlord’s option, Landlord shall have the right to comply with and/or contest the application of Laws affecting the Premises or the Property even if Tenant is otherwise required to conform to or comply with such Laws pursuant to other provisions of this Lease. If Landlord so elects to comply with Tenant’s obligations under this Lease pertaining to compliance with Laws, Landlord shall give Tenant notice of its election and Tenant shall pay the reasonable cost of all such compliance. If Landlord does not elect to undertake Tenant’s obligation to comply with Laws affecting the Premises, and allows Tenant to do so, any alterations or improvements to the Premises required in connection with such compliance shall be subject to the provisions of Section 7 of this Lease.

   (f)        Notwithstanding the provisions of Section 8(a), unless the waiver of subrogation provisions of Section 12 prevent Landlord from obtaining recovery, Tenant shall bear the cost of repairs or maintenance to the extent that Tenant, its shareholders, directors, officers, employees, agents or invitees, shall willfully or negligently cause damage to all or any portion of the Premises, the Property or the Building that would normally be the responsibility of Landlord to maintain or repair.

9.          LIENS.  Tenant shall keep the Premises free from all liens, including mechanic’s liens, arising from any act or omission of Tenant or those claiming under Tenant. Landlord shall have the right to post and maintain on the Premises or the Building in which the Premises are situated such notices of non-responsibility as are provided for under the lien laws of the state in which the Premises are located.

10.        UTILITIES AND SERVICES.  Landlord will furnish water, electricity and elevator service at all times and, during the normal building hours of 8:00 AM to 6:00 PM Monday through Friday and 8:00 AM to 2:00 PM on Saturday except holidays, will furnish heat and air conditioning. If Tenant requires heat or air conditioning outside normal building hours, such service shall be provided at a rate of $50.00 per hour. Janitorial service will be provided in accordance with the schedule of the Building, a copy of which is attached as Exhibit E. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord shall take all reasonable steps to correct any interruptions in service. Electrical service furnished will be 110 volts unless different service already exists in the Premises. Tenant shall provide its own surge protection for power furnished to computers. If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities or services not to exceed Landlord’s actual costs, which charge shall be payable monthly by Tenant in conjunction with Rent payments. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half of the cost of such determination. Landlord acknowledges that Tenant will be installing above-standard lighting fixtures that offer significant energy efficiency. Landlord will cooperate fully with Tenant’s efforts to secure grants from Better Bricks, Energy Trust of Oregon and related entities. Should Tenant be able to clearly identify and quantify increased energy savings, Landlord will pass on the direct economic savings to Tenant.

11.        DEBRIS.  Tenant shall keep the Premises and areas adjacent thereto free and clear of rubbish, debris, and obstructions. Tenant shall save and protect Landlord from any injury whether to Landlord or Landlord’s property or to any other person or property caused by Tenant’s failure to perform Tenant’s obligations under this Section 11. Tenant’s obligations under this Section 11 shall be performed at Tenant’s cost and expense.

12.        WAIVER OF SUBROGATION.  Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement, including sprinkler leakage insurance, if any. All claims or rights of recovery for any and all such loss or damage, however caused, are hereby waived. Without limiting the generality of the foregoing, said absence of liability shall exist whether or not such loss or damage is caused by the negligence of either Landlord or Tenant or by any of their respective agents, servants or employees.

13.        INJURY TO TENANT’S PROPERTY.  Landlord shall not be liable for any injury to any property of Tenant or to any person in or upon the Premises resulting from fire or collapse of the Building in which the Premises are located or any portion thereof or any other cause, including but not limited to damage by water, gas or steam, or by reason of any electrical apparatus in or about the Premises. Landlord shall not be responsible for securing the Premises or providing security to the buildings on the Property.

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14.        DAMAGE OR DESTRUCTION.

(a)        Partial Destruction.  If the Premises shall be partially damaged by fire or other cause, and Section 14(b) below does not apply, the damages to the Premises shall be repaired by Landlord, and all Base Rent until such repair shall be made shall be apportioned according to the part of the Premises which is useable by Tenant. The repairs shall be accomplished with all reasonable dispatch. Landlord shall bear the cost of such repairs unless the damage occurred from a risk which would not be covered by a standard fire insurance policy with an endorsement for extended coverage, including sprinkler leakage. However, if the holder of any indebtedness secured by the Property requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease.

(b)        Substantial Damage.  If the buildings situated on the Property or the Building in which the Premises are located or the Premises, or any of them, are 50% or more destroyed during the Term by any cause, either party may elect to terminate the Lease as of the date of damage or destruction by notice given to the other in writing not more than 45 days following the date of damage. In such event all rights and obligations of the parties shall cease as of the date of termination. In the absence of an election to terminate, Landlord shall proceed to restore the Premises, if damaged, to substantially the same form as prior to the damage or destruction, so as to provide Tenant useable space equivalent in quantity and character to that before the damage or destruction. Work shall be commenced as soon as reasonably possible, and thereafter proceed without interruption, except for work stoppages on account of matters beyond the reasonable control of Landlord. From the date of damage until the Premises are restored or repaired, Base Rent shall be abated or apportioned according to the part of the Premises useable by Tenant. Landlord shall bear the cost of such repairs unless the damage occurred from a risk which would not be covered by a standard fire insurance policy with an endorsement for extended coverage, including sprinkler leakage.

(c)        Restoration.  If the Premises are to be restored by Landlord as above provided in this Section 14, Tenant, at its expense, shall be responsible for the repair and restoration of all items which were installed at the expense of Tenant (whether the work was done by Landlord or Tenant) or for which an allowance was given by Landlord to Tenant, in each case, however, excluding all work performed pursuant to Exhibit B, together with Tenant’s stock in trade, trade fixtures, furnishings, and equipment; and Tenant shall commence the installation of the same promptly upon delivery to it of possession of the Premises and Tenant shall diligently prosecute such installation to completion.

15.        EMINENT DOMAIN.

(a)        Partial Taking.  If a portion of the Premises is condemned and neither Section 15(b) nor Section 15(c) apply, the Lease shall continue in effect. Landlord shall be entitled to all the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of condemnation. Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to the condition as comparative as reasonably practicable to that existing at the time of condemnation. Base Rent shall be abated to the extent that the Premises are untenantable during the period of alteration and repair. After the date on which title vests in the condemning authority, Base Rent shall be reduced commensurately with the reduction in value of the Premises as an economic unit on account of the partial taking. However, if the holder of any indebtedness secured by the Property requires that the condemnation proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease.

(b)        Substantial Taking of the Property.  If a condemning authority takes any substantial part of the Property or any substantial part of the Building in which the Premises are located, the Lease shall, at the option of Landlord, terminate as of the date title vests in the condemning authority. In such event all rights and obligations of the parties shall cease as of the date of termination. Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation. Notwithstanding the foregoing, Tenant shall be permitted to pursue an independent claim for loss of personal property and relocation expenses.

(c)        Substantial Taking of Premises.  If a condemning authority takes all of the Premises or a portion sufficient to render the remaining Premises reasonably unsuitable for Tenant’s use, the Lease shall terminate as of the date title vest in the condemning authority. In such event all rights and obligations of the parties shall cease as of the date of termination. Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation.

(d)        Definition.  Sale of all or any part of the Premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purpose of this Lease as a taking by condemnation.

16.        BANKRUPTCY.  Subject to Section 17, this Lease shall not be assigned or transferred voluntarily or involuntarily by operation of law. It may, at the option of Landlord, be terminated, if Tenant be adjudged bankrupt or insolvent, or makes an assignment for the benefit of creditors, or files or is a party to the filing of a petition in bankruptcy, or commits an act of

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bankruptcy, or in case a receiver or trustee is appointed to take charge of any of the assets of Tenant or sublessees or assignees in or on the Premises, and such receiver or trustee is not removed within 30 days after the date of his appointment, or in the event of judicial sale of the personal property in or on the Premises upon judgment against Tenant or any sublessees or assignee hereunder, unless such property or reasonable replacement therefore be installed on the Premises. To the extent permitted by law, this Lease or any sublease hereunder shall not be considered as an asset of a debtor-in-possession, or an asset in bankruptcy, insolvency, receivership, or other judicial proceedings.

17.        TENANT DEFAULT.  The following shall be events of default:

     (a)        Failure of Tenant to pay any Base Rent or Additional Rent within five (5) days after written notice by Landlord that it is due or failure of Tenant to pay any other charge required under this Lease within five (5) days after written notice by Landlord that it is due. In no event, however, shall Landlord be obligated to provide Tenant with written notice of or an opportunity to cure Tenant’s failure to make a payment as required hereunder more than once in any twelve (12) month period.

     (b)        Failure of Tenant to execute the documents described in Section 22 or 23 within the time required under such Sections; failure of Tenant to provide or maintain the insurance required of Tenant pursuant to Section 4(d); or failure of Tenant to comply with any Law applicable to the Premises or the use of the Premises within 24 hours within written demand by Landlord.

     (c)        Failure of Tenant to comply with any term or condition or fulfill any obligation of this Lease (other than the failures described in Sections 17(a) or 17(b)), within thirty (30) days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such nature that it cannot be completely remedied within the thirty (30) day period, this provision shall be complied with if Tenant begins correction of the default within the thirty (30) day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable. Landlord shall not be obligated to give written notice for the same type of default more than twice; at Landlord’s option a failure to perform an obligation after the second notice shall be an automatic Event of Default, without notice or an opportunity to cure.

     (d)        The bankruptcy or insolvency of Tenant or the occurrence of other acts specified in Section 16 of this Lease which give Landlord the option to terminate.

18.        REMEDIES ON TENANT DEFAULT.  In the event of a default, Landlord may, at Landlord’s option, exercise any one or more of the rights and remedies available to a landlord in the state in which the Premises are located to redress such default, consecutively or concurrently, including the following:

     (a)        Landlord may elect to terminate Tenant’s right to possession of the Premises or any portion thereof by written notice to Tenant. Following such notice, Landlord may re-enter, take possession of the Premises and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages. To the extent permitted by law, Landlord shall have the right to retain the personal property belonging to Tenant which is on the Premises at the time of re-entry, or the right to such other security interest therein as the law may permit, to secure all sums due or which become due to Landlord under this Lease. Perfection of such security interest shall occur by taking possession of such personal property or otherwise as provided by law.

     (b)        Following re-entry by Landlord, Landlord may relet the Premises for a term longer or shorter than the Term and upon any reasonable terms, including the granting of rent concessions to the new tenant. Landlord may alter, refurbish or otherwise change the character or use of the Premises in connection with such reletting. Landlord shall not be required to relet for any use or purpose which Landlord may reasonably consider injurious to its property or to any tenant which Landlord may reasonably consider objectionable. No such reletting by Landlord following a default by Tenant shall be construed as an acceptance of the surrender of the Premises. If rent received upon such reletting exceeds the Rent received under this Lease, Tenant shall have no claim to the excess.

     (c)        Following re-entry Landlord shall have the right to recover from Tenant the following damages:

        (i) All unpaid or other charges for the period prior to re-entry, plus interest at a rate equal to five percentage points in excess of the discount rate, including any surcharge on the discount rate, on 90-day commercial paper declared by the Federal Reserve Bank in the Federal Reserve district in which Portland, Oregon is located on the date the charge was due (the “Interest Rate”).

        (ii) An amount equal to the Rent lost during any period during which the Premises are not relet, if Landlord uses reasonable efforts to relet the Premises. If Landlord lists the Premises with a real estate broker experienced in leasing commercial property in the metropolitan area in which the Premises are located, such listing shall constitute the taking of reasonable efforts to relet the Premises.

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        (iii) All costs incurred in reletting or attempting to relet the Premises, including but without limitation, the cost of cleanup and repair in preparation for a new tenant, the cost of correcting any defaults or restoring any unauthorized alterations and the amount of any real estate commissions or advertising expenses.

        (iv) The difference between the Rent reserved under this Lease and the amount actually received by Landlord after reletting, as such amounts accrue.

        (v) Reasonable attorney’s fees incurred in connection with the default, whether or not any litigation is commenced.

     (d)        Landlord may sue periodically to recover damages as they accrue throughout the Term and no action for accrued damages shall be a bar to a later action for damages subsequently accruing. To avoid a multiplicity of actions, Landlord may obtain a decree of specific performance requiring Tenant to pay the damages stated in Section 18(c) above as they accrue. Alternatively, Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining Term equal to the difference between the Rent under this Lease and the reasonable rental value of the Premises for the remainder of the Term, discounted to the time of the judgment at the rate of six percent (6%) per annum.

     (e)        In the event that Tenant remains in possession following default and Landlord does not elect to re- enter, Landlord may recover all back Rent and other charges, and shall have the right to cure any nonmonetary default and recover the cost of such cure from Tenant, plus interest from the date of expenditure at the Interest Rate. In addition, Landlord shall be entitled to recover attorney’s fees reasonably incurred in connection with the default, whether or not litigation is commenced. Landlord may sue to recover such amounts as they accrue, and no one action for accrued damages shall bar a later action for damages subsequently accruing.

     (f)        The foregoing remedies shall not be exclusive but shall be in addition to all other remedies and rights provided under applicable law, and no election to pursue one remedy shall preclude resort to another remedy. Notwithstanding any provision herein to the contrary, Landlord shall have the duty to mitigate damages in accordance with Oregon law.

19.        DEFAULT BY LANDLORD; REMEDIES OF TENANT.  Subject to Section 24, if Landlord fails to perform any of its obligations under this Lease and such failure continues for more than thirty (30) days (unless a shorter period is set forth in this Lease) after delivery of Tenant’s written notice specifying the nature thereof, or if the failure is of a nature to require more than thirty (30) days to cure and continues beyond the time reasonably necessary to cure with the exercise of due diligence, such failure shall be deemed a default, If Landlord is in default and Tenant wishes to pursue a self-help remedy, Tenant shall first give Landlord an additional written notice to that effect and allow ten (10) days for Landlord to commence corrective action. If Landlord has not commenced the corrective action within that additional ten (10) day period, Tenant may proceed to cure the default and shall be entitled to reimbursement from Landlord of Tenant’s actual and reasonable costs in doing so. Tenant shall not be entitled to any right of set-off or abatement of rent.

20.        SURRENDER AT EXPIRATION.

     (a)        Condition of Premises.  Upon expiration of the Term or earlier termination Tenant shall deliver all keys to Landlord and surrender the Premises in broom clean condition subject to normal wear and tear. Improvements and alterations constructed by Tenant shall not be removed or restored to the original condition unless the terms of Landlord’s consent provides otherwise or unless Landlord requests Tenant to remove such improvements or alterations, in which event Tenant shall remove the same and restore the Premises except as otherwise provided in Section 7. Depreciation and wear from ordinary use for the purpose for which the Premises were let need not be restored, but all repair for which Tenant is responsible shall be completed to the latest practical date prior to such surrender. Tenant’s obligations under this Section 20 shall be subject to the provisions of Section 14 relating to damage or destruction.

     (b)        Fixtures.

        (i) All fixtures placed upon the Premises during the Term, other than above standard lighting and Tenant’s trade fixtures, shall, at Landlord option, become the property of Landlord. If Tenant removes any above-standard or specialty light fixtures it must replace them with comparable building standard fixtures. Building standard fixtures are Avante Recessed Direct Indirect or equivalent. Movable furniture, decorations, floor covering other than hard surface bonded or adhesively fixed flooring, curtains, drapes, blinds, furnishing and trade fixtures shall remain the property of Tenant if placed on the Premises by Tenant; provided, however, if Landlord granted Tenant an allowance for improvements, installation, floor coverings, curtains, drapes, blinds or other items, such items shall at Landlord’s option become the property of Landlord notwithstanding the installation thereof by Tenant.

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      (ii) If Landlord so elects, Tenant shall remove any or all fixtures which would otherwise remain the property of Landlord, and shall repair any physical damage resulting from the removal; provided, however, Tenant shall have no obligation to remove the Initial Tenant Improvements in the Premises. If Tenant fails to remove such fixtures, Landlord may do so and charge the cost to Tenant with interest at the Interest Rate. Tenant shall remove all furnishings, furniture and trade fixtures which remain the property of Tenant. If Tenant fails to do so, this shall be an abandonment of the property, and Landlord may retain the property and all rights of Tenant with respect to it shall cease. Landlord may effect a removal and place the property in public or private storage for Tenant’s account. Tenant shall be liable to Landlord for the cost of removal, transportation to storage, with interest on all such expenses from the date of expenditure at the Interest Rate.

      (iii) The time for removal of any property or fixtures which Tenant is required to remove from the Premises upon termination shall be as follows:

      (iv) On or before the date the Lease terminates because of expiration of the Term or because of a default under Section 17.

      (v) Within 30 days after notice from Landlord requiring such removal where the property to be removed is a fixture which Tenant is not required to remove except after such notice by Landlord, and such date would fall after the date on which Tenant would be required to remove other property.

      (vi) Tenant shall have no obligation to remove any telecommunication or data cabling infrastructure upon Lease expiration or earlier termination.

    (c)        Holdover.

      (i) If Tenant does not vacate the Premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month-to-month, subject to all of the provisions of this Lease except the provision for the Term, and except the Base Rent provided herein shall be 150% of the Base Rent then in effect during the period of the month-to-month tenancy. Failure of Tenant to remove fixtures, furniture, furnishings or trade fixtures which Tenant is required to remove under this Lease shall constitute a failure to vacate to which this Section 20(c) shall apply if the property not removed will substantially interfere with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant.

      (ii) If a month-to-month tenancy results from a holdover by Tenant under this Section 20(c), the tenancy shall be terminable at the end of any monthly rental period on written notice from Landlord given not less than ten (10) days prior to the termination date which shall be specified in the notice. Tenant waives any notice which would otherwise be provided by law with respect to a month-to-month tenancy.

21.        ASSIGNMENT AND SUBLETTING.

     (a)        Landlord’s Consent.  Tenant shall not, either voluntarily or by operation of law, sell, assign or transfer this Lease or sublet the Premises or any part thereof, or assign any right to use the Premises or any part thereof (each a “Transfer”) without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and any attempt to do so without such prior written consent shall be void and, at Landlord’s option, shall terminate this Lease. If Tenant requests Landlord’s consent to any Transfer, Tenant shall promptly provide Landlord with a copy of the proposed agreement between Tenant and its proposed transferee, which agreement must provide that that the transferee expressly assumes and agrees in writing to be bound by and directly responsible for all of Tenant’s obligations hereunder, and with all such other information concerning the business and financial affairs of such proposed transferee as Landlord may request. Landlord may withhold such consent if the proposed transferee (i) is reasonably unsatisfactory to Landlord as to credit, net worth, character and business or professional standing, (ii) is a person or entity whose possession of the Premises would be inconsistent with Landlord’s commitments with other tenants or with the mix of uses Landlord desires at the Property, or (iii) will not occupy the Premises for the use authorized under this Lease. Landlord’s consent to any such Transfer shall in no event release Tenant from its liabilities or obligations hereunder nor relieve Tenant from the requirement of obtaining Landlord’s prior written consent to any further Transfer. Landlord’s acceptance of rent from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or a consent to any Transfer. Tenant shall be permitted to transfer this Lease or to sublet the Premises without Landlord’s consent to (i) an entity controlling, controlled by or under common control with Tenant; (ii) in connection with a merger or consolidation or (iii) in connection with the sale of all or substantially all of Tenant’s stock or assets, provided that the transferee in such Permitted Transfer has a financial net worth at the time of such transfer equal to or greater than Tenant’s net worth at the date of execution of this Lease (“Permitted Transfer”). Tenant shall notify Landlord within thirty (30) days of any such Permitted Transfer

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     (b)        Payment to Landlord and Termination of Lease.

      (i) Landlord may, as a condition to its consideration of any request for consent to a proposed Transfer, impose a reasonable fee to cover Landlord’s administrative and legal expenses in connection therewith not to exceed $500.00. Such fee shall (i) be payable by Tenant upon demand, (ii) include all legal fees incurred by Landlord, and (iii) be retained by Landlord regardless of whether such consent is granted.

      (ii) If any such proposed Transfer provides for the payment of, or if Tenant otherwise receives, rent, additional rent or other consideration for such Transfer which is in excess of the Rent and all other amounts which Tenant is required to pay under this Lease (regardless of whether such excess is payable on a lump sum basis or over a term), then in the event Landlord grants its consent to such proposed Transfer, Tenant shall pay Landlord one half of the amount of such excess as it is received by Tenant. Any violation of this paragraph shall be deemed a material and noncurable breach of this Lease.

      (iii) Landlord shall have the option in lieu of granting consent to the Transfer, of terminating this Lease and releasing Tenant from its remaining obligations hereunder. The option granted to Landlord under this paragraph must be exercised within thirty (30) days after Landlord’s receipt of all information concerning such proposed Transfer which Tenant is required to provide pursuant to Section 21 (a).

      (iv) This Section 21 (b) shall not apply to a Permitted Transfer.

      (v) If Tenant is a corporation, the transfer, assignment or hypothecation of any stock or interest in such entity shall not be deemed a Transfer of this Lease within the meaning and provisions of this Section 21.

22.        SUBORDINATION.  Tenant’s interest hereunder shall be subject and subordinate to all mortgages, trust deeds, and other financing and security instruments placed on the Premises by Landlord from time to time (“Mortgages”) except that no assignment or transfer of Landlord’s rights hereunder to a lending institution as collateral security in connection with a Mortgage shall affect Tenant’s right to possession, use and occupancy of the Premises so long as Tenant shall not be in default under any of the terms and conditions of this Lease. Landlord shall use its best efforts to deliver a nondisturbance and attornment agreement from any existing lender in form and substance reasonably acceptable to Tenant within sixty (60) days of the full execution of this Lease as a precondition to Tenant’s obligation to pay Rent. The provisions of this Section 22 shall be self-operating. Nevertheless, Tenant agrees to execute and acknowledge an instrument in recordable form which expressly subordinates Tenant’s interest hereunder to the interests of the holder of any Mortgage, provided such subordination shall not affect Tenant’s right to possession, use and occupancy of the Premises so long as Tenant shall not be in default under any of the terms and conditions of this Lease, within ten (10) days after request by Landlord. As an accommodation to Landlord and at its request, Tenant shall furnish Landlord current and past balance sheets and operating statements certified as accurate and up to date by Tenant and in the form requested by the holder of any Mortgage to which Landlord applies for financing concerning the Property or any prospective purchaser of the Property.

23.        ESTOPPEL CERTIFICATE.  Tenant shall from time to time, upon not less than ten (10) days prior notice, submit to Landlord, or to any person designated by Landlord, a statement in writing, in the form submitted to Tenant by Landlord, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), that to the knowledge of Tenant no uncured default exists hereunder (or if such uncured default does exist, specifying the same), the dates to which the Rent and other sums and charges payable hereunder have been paid, that Tenant has no claims against Landlord and no defenses or offsets to rental except for the continuing obligations under this Lease (or if Tenant has any such claims, defenses or offsets, specifying the same), and any other information concerning this Lease as Landlord reasonably requests.

24.        FORCE MAJEURE.  Neither party shall be deemed in default for the nonperformance or for any interruption or delay in performance of any of the terms, covenants and conditions of this Lease, except for Tenant’s obligation to pay Rent and other charges under this Lease, if the same shall be due to any labor dispute, strike, lockout, civil commotion or like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain labor, services or materials, through acts of God, or other cause beyond the reasonable control of the party, providing such cause is not due to the willful act or neglect of the party.

25.        LANDLORD’S RIGHT TO CURE DEFAULT.  If Tenant shall fail to perform any of the covenants or obligations to be performed by Tenant, Landlord, in addition to all other remedies provided herein, shall have the option (but not the obligation) to cure such default after thirty days’ written notice to Tenant. All of Landlord’s expenditures incurred to correct the default shall be reimbursed by Tenant within thirty (30) days after demand with interest from the due date at the Interest Rate. Landlord’s right to cure defaults is for the sole protection of Landlord and the existence of this right shall not release Tenant from the obligation to perform all of the covenants herein provided to be performed by Tenant, or deprive Landlord of any other right which Landlord may have by reason of such default by Tenant.

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26.        ENTRY: CHANGES.  Landlord, Landlord’s agents and representatives, shall have the right to enter upon the Premises at reasonable times after reasonable notice (and without notice to perform janitorial services or in an emergency) for the purpose of inspecting the same, for the purpose of making repairs or improvements to the Premises or the Building in which the Premises are located, for performing janitorial services, for showing the Premises during the final ninety days of the Term, or for any other lawful purpose. Landlord may adopt any name for, or change the name of, the Property.

27.        FOR SALE AND FOR RENT SIGNS.  During the period of ninety days prior to the date for the termination of this Lease, Landlord may post on the Premises or in the windows thereof signs of moderate size notifying the public that the Premises are “for sale” or “for rent” or “for lease”.

28.        ATTORNEY’S FEES.  In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Lease or with respect to any dispute relating to this Lease, the prevailing or non-defaulting party shall be entitled to recover from the losing or defaulting party its attorneys’, paralegals’, accountants’, and other experts’ fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith. In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

29.        NOTICES.  Any notice required or permitted under this Lease shall be in writing and shall be deemed given when actually delivered or when deposited in the United States mail as certified or registered mail, addressed to the addresses set forth in the Summary of Lease Provisions or to such other addresses as may be specified from time to time by either of the parties in the manner above provided for the giving of notice.

30.        BROKERS.  Landlord shall pay a commission to the Broker(s) specified in the Summary pursuant to a separate agreement that has been fully executed and delivered between the parties. Each party shall indemnify and defend the other party against any claims for any brokerage commissions, and all related attorney fees and expenses, arising out of any claim for a commission or fee by any other broker on the basis of any other agreements made or alleged to have been made by or on behalf of the indemnitor.

31.        LATE CHARGES.  Tenant acknowledges that late payment by Tenant to Landlord of any Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, without limitation, processing and accounting charges and late charges which may be imposed on Landlord under the terms of any Mortgage. Accordingly, if any Rent is not received by Landlord within ten (10) days after it is due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs incurred by Landlord by reason of the late payment by Tenant. Acceptance of any late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to the overdue amount in question, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

32.        RULES AND REGULATIONS.  Tenant and its employees and agents shall faithfully observe and comply with the rules and regulations for the Property attached as Exhibit C and such changes to such rules and regulations as Landlord may from time to time promulgate (the “Rules and Regulations”). Landlord shall not be liable to Tenant for any violation of the Rules and Regulations by any other person, including any other tenant.

33.         EFFECT OF FAILURE TO CONSENT.  If Tenant requests Landlord’s consent pursuant to any provision of this Lease and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages as a result of such failure or refusal, whether or not unreasonable, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases in which Landlord has in fact acted unreasonably and has expressly agreed in writing not unreasonably to withhold its consent or may not unreasonably withhold its consent as a matter of law.

34.        COMMON AREAS.  Landlord retains the right to relocate, modify, alter or improve the common areas of the Property as Landlord may determine.

35.        PARKING.  Except as provided below, during the Term of this Lease, Landlord shall make available to Tenant up to seventy-four (74) parking spaces, of which 15 shall be located in the parking garage (reserved), and 59 shall be located on the surface lots (non-reserved). Landlord’s obligation pursuant to this Section 35 shall be limited to making such spaces available in whatever manner Landlord deems appropriate (attended, unattended, marked stalls, or other means), so long as the number of spaces referred to in this Section 35 are made available to Tenant. Landlord shall not reduce the available parking at anytime during the first three (3) years of the Term. After the third (3rd) anniversary of the Lease Term, (i) if Landlord should sell

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a portion of the surface parking area, thereafter the number of surface parking spaces available to Tenant shall be reduced in the same proportion as the surface lot area is reduced; (ii) if Landlord should redevelop the Property and such activity results in a reduction of the available surface lot area, Landlord’s obligations to provide parking during the redevelopment period shall be limited to a total of 18 spaces, 15 of which are reserved in the garage and 3 spaces at location to be determined by Landlord. Landlord shall provide ninety (90) days advance written notice of such reduction. Following the completion of any redevelopment activity, Landlord will use its best efforts to again provide up to seventy-four (74) parking spaces to Tenant for the balance of the Term. If Tenant leases additional space in the Building after the Lease Commencement, Landlord’s obligations to provide parking shall be limited to two parking spaces for each 1,000 square feet of additional area leased by Tenant. Tenant shall be required to pay as rental for the spaces made available to, and used by, Tenant the established parking rates for the Building, as adjusted from time to time, and such sum shall be in addition to the Rents payable under this Lease. Tenant shall not park elsewhere at the Property without Landlord’s prior consent, which Landlord may withhold at its sole discretion. Tenant shall have the priority to lease additional spaces on a monthly basis over any spaces that may be provided to the general public (exclusive of preservation parking which may be granted to neighboring property owners).

36.        SIGNAGE AND ADVERTISING. Upon Commencement of the Lease, Tenant shall be entitled to have an approved form of building standard suite signage at the entry to the Premises and to be identified in all Building common area directory signage, which shall be installed at Landlord’s sole cost and expense. After the initial installation of Tenant’s door and directory signage, any changes to such signage will be at Tenant’s sole cost and expense. Tenant will not inscribe any inscription or post, place, or in any manner display any sign, notice, picture or poster, or any advertising matter whatsoever anywhere in or about the Premises or the Building, without first obtaining Landlord’s written consent thereto, which consent may be subject to such conditions as Landlord may deem reasonably appropriate.

37.        TRANSFER OF PROPERTY. If the Property is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the lessor under this Lease, and, provided the purchaser or transferee assumes Landlord’s obligations hereunder, the transferor shall have no further liability hereunder.

38.        NONRECOURSE LEASE. Tenant shall look only to Landlord’s estate and property in the Property (or the proceeds thereof) for the satisfaction of any judgment against Landlord resulting from a default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of any such judgment.

39.        MISCELLANEOUS PROVISIONS. This Lease does not grant any rights of access to light or air over any part of the Property. Time is of the essence of this Lease. The acceptance by Landlord of any Rent or other benefits under this Lease shall not constitute a waiver of any default. Any waiver by Landlord of the strict performance of any of the provisions of this Lease shall not be deemed to be a waiver of subsequent breaches of the same character or of a different character, occurring either before or subsequent to such waiver, and shall not prejudice Landlord’s right to require strict performance of the same provision in the future or of any other provision of this Lease. This Lease contains the entire agreement of the parties. Tenant is not relying on any representations by or agreements with Landlord or any agent of Landlord which are not expressly set forth in this Lease. All other representations and agreements are of no effect and are superseded by this Lease. This Lease shall not be amended or modified except by agreement in writing, signed by the parties hereto. Subject to the limitations on the assignment or transfer of Tenant’s interest in this Lease, this Lease shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives, successors, and assigns. No remedy herein conferred upon or reserved to Landlord or Tenant shall be exclusive of any other remedy herein provided or provided by law, but each remedy shall be cumulative. In interpreting or construing this Lease, it is understood that Tenant may be more than one person, that if the context so requires, the singular pronoun shall be taken to mean and include the plural, and that generally all grammatical changes shall be made, assumed, and implied to make the provisions hereof apply equally to corporations, partnerships, and individuals. Section headings are for convenience and shall not affect any of the provisions of this Lease. If any provision of this Lease or the application thereof to any person or circumstance is, at any time or to any extent, held to be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. All agreements (including, but not limited to, indemnification agreements) set forth in this Lease, the full performance of which are not required prior to the expiration or earlier termination of this Lease, shall survive the expiration or earlier termination of this Lease and be fully enforceable thereafter. If Tenant is a corporation, partnership, or limited liability company, each person executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is duly incorporated or formed and validly existing under the laws of its state of incorporation or formation; Tenant has full right and authority to enter into this Lease and to perform all of the Tenant’s obligations under this Lease; and each person signing this Lease on behalf of Tenant is duly and validly authorized to do so.

40.        EXHIBITS AND ADDITIONAL PROVISIONS. Exhibit A1 (Outline of Premises), Exhibit A2 (Condenser Location), Exhibit A3 (Penthouse Restrooms), Exhibit A4 (Basement Server Room and Bicycle Parking), Exhibit A5 (Building Storage), Exhibit B (Work Agreement), Exhibit C (Rules and Regulations), Exhibit D (Guaranty of Lease), Exhibit E (Janitorial

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Service), Exhibit F (Rooftop Communication Equipment), Exhibit G (form of Lease Commencement Agreement) and the Addendum to Lease are attached hereto and by this reference incorporated herein.

THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE OR A RESERVATION OF OR OPTION FOR THE PREMISES. THIS DOCUMENT AND THE OBLIGATIONS HEREUNDER SHALL BECOME EFFECTIVE AND BINDING ON THE PARTIES ONLY UPON EXECUTION AND DELIVERY OF THIS LEASE BY TENANT AND BY LANDLORD.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

Landlord:	Tenant:

Harsch Investment Properties, LLC	Jive Software, Inc., a Delaware corporation

By JORDAN D. SCHNITZER	By DAVID HERSH

Print Name PRESIDENT	Print Name CEO

Title	Title

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EXHIBIT A1

OUTLINE OF PREMISES – THIRD FLOOR

Approximately 14,321 rentable square feet

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EXHIBIT A1

OUTLINE OF PREMISES – FOURTH FLOOR

Approximately 14,131 rentable square feet

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EXHIBIT A1

OUTLINE OF PREMISES – PENTHOUSE

Approximately 9,215 rentable square feet

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EXHIBIT A2

CONDENSER LOCATION

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EXHIBIT A3

PENTHOUSE RESTROOMS

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EXHIBIT A4

BASEMENT SERVER ROOM AND BICYCLE PARKING

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EXHIBIT A5

BUILDING STORAGE

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EXHIBIT B

WORK AGREEMENT

THIS WORK AGREEMENT is a part of that Lease dated January 31, 2008, by and between the undersigned Landlord and the undersigned Tenant. The capitalized, defined terms used in the Lease shall have the same meanings when used herein. In the event of any inconsistency between the provisions of this Work Agreement and those of the Lease, the provisions of this Work Agreement shall govern the rights of the parties.

1.        GENERAL

Landlord agrees to provide certain improvements in the Premises in accordance with this Work Agreement. Landlord shall pay up to Forty-Two Dollars per rentable square foot ($42.00/SF) (the “Tl Allowance”) towards the cost of designing and constructing the improvements in the Premises pursuant to the terms of this Work Agreement. Tenant is seeking approximately $480,000 from the Portland Development Commission for tenant improvements. Landlord shall cooperate with Tenant’s efforts to secure such financing. All costs in connection with the design and construction of the improvements in the Premises in excess of the Tl Allowance that are due to changes caused or requested by Tenant shall be paid for by Tenant within thirty (30) days after being billed by Landlord, unless Landlord shall agree, in writing, to allow the additional costs to be amortized over the Term of the Lease as provided for below. Throughout the process of design and construction of the Tenant improvements, Pat Bryant (“Tenant’s Construction Representative”) shall be available for onsite and telephone consultations with Pacific Crest Structures to make decisions as necessary. Tenant’s Construction Representative shall have the authority to bind Tenant as to all matters relating to the tenant improvements. Tenant shall be allowed to utilize up to $3.00 per square foot ($113,000) of the allowance on furniture, fixtures and equipment, telecommunications cabling, data center and moving costs. Landlord shall furnish and install the following improvements above and beyond the Tenant Improvement Allowance:

1.	Floor: Floors are existing flat concrete

2.	Perimeter, Exterior Rated Walls and Rated Demising Partitions: All building perimeter exterior walls and rated demising partitions shall be constructed to the minimum standards required for the fire rating dictated by the governing code or authority including insulation and fire taped sanded sheetrock, paint ready. Demising walls shall include a minimum of R11 batt insulation, and shall be constructed with a minimum of 3 5/8” metal studs at 16” O.C. with 5/8” fire rated sheetrock on both sides, taped, sanded and ready for paint.

3.	Ceilings: The ceilings on the second floor are existing with ceiling grid, tile and light fixtures. The 3rd, 4th and penthouse ceilings will have no ceiling grid or light fixtures.

4.	Doors: Existing exit doors and interior doors shall remain.

5.	Glass & Glazing: New exterior glass and glazing shall be installed in accordance with the shell building design drawings and Title 25 energy calculation requirements.

6.

Heating, Ventilating & Air Conditioning (HVAC): All floors except the 5th Floor are served by central-station air handling units with heating water and chilled water coils. These units are fed by water-cooled chillers and gas-fired boilers located in the basement, and a cooling tower to dissipate chiller heat located on the roof (5th Floor level). The 5th Floor is served by an outdoor air handler with gas-fired heat and DX cooling. Units on 1st through 5[t]h Floor are variable air volume (VAV). A DDC controls system will manage all HVAC functions. Landlord will provide the control system and VAV boxes. The exact location and number of VAV boxes shall be as shown in the Working Plans.

7.	Fire Sprinklers: The building is fully protected by a wet pipe fire sprinkler system per NFPA 13. Sprinkler drops will be relocated per tenant drawings at tenant expense.

8.	Restroom: Each floor is equipped with a full bathroom including water closets, urinals, lavatories and/or showers as follows:

Second floor will have 6 toilets, 1 urinal, 7 lavatories, and 2 showers (all existing)

Third floor will have 5 toilets, 2 urinals*, 4 lavatories, and 3 showers and a unisex restroom

Fourth floor will have 5 toilets, 2 urinals*, 4 lavatories, and 0 showers

Penthouse will have 5 toilets, 2 urinals*, 4 lavatories and 0 showers

         * Tenant shall pay for the second urinal on each of such floors

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9.

Electrical: Each floor is fitted with at least three 120/208 volt standard power branch panelboards for use by tenant to feed its loads. The 5th Floor will have a 400A panel. The second floor shall have twenty-eight new twenty amp circuits delivered to whips on the columns in addition to existing perimeter electrical.

10.	Telephone: The communications provider point of demark is located in the Basement. Each floor is interconnected with conduits and sleeves to allow for tenant installation of communication cabling.

11.	Fire Alarm: The upgraded analog addressable system is ready to support any tenant required detection or annunciation need. Any modification to the system will be at Tenants expense.

12.	Security System: The building is void of any security system equipment available for tenant use. Tenants will need to provide this equipment for their space.

13.	Utility/Janitor Closet: Landlord shall provide one utility/janitor closet on Fourth floor at a mutually acceptable location.

14.	Carpet: Prior to temporary occupancy, Landlord shall re-carpet Second floor with Building Standard carpet to be mutually agreed upon between Landlord and Tenant.

15.	Elevators: Landlord has confirmed that the passenger elevators can be retro-fitted to allow the ability to “lock off” floors. Landlord will perform such retro-fitting, including the installation of traveler cables, at Landlord’s expense. Landlord and Tenant will each pay an equal share of the costs associated with tying the passenger elevators to the key-fob security system for access to the parts of the Premises located on the Third Floor, Fourth Floor and Penthouse.

16.	Security: Landlord shall install a key-fob type security system to the Building which will control access to the main entry doors and the driveway roll-up door. At Tenant’s sole cost and expense, Landlord shall contract for the installation of a security system to control access to Tenant’s bicycle storage, server room, and storage areas in the basement. Maintenance, repairs, and replacement of the security system shall be included in Operating Expenses.

17.	Sub-Metering: Landlord will pay costs associated with sub-metering Tenant’s data center room and UPS system.

2.        DESIGN OF TENANT IMPROVEMENTS

2.1        Tenant shall retain the services of a space planner or architect of its own selection to prepare the necessary drawings, including without limitation Basic Plans and Working Plans as described below for construction of the tenant improvements (the “Basic Plans”). In addition to the Tl Allowance, Landlord shall grant Tenant an allowance of $0.15 per square foot to be applied to preparation of the initial space plan. All other costs for space planning, preparation of final construction documents, permits and fees shall be deducted from the Tl Allowance.

2.2        Within five (5) business days after Tenant delivers to Landlord a copy of the Basic Plans, Landlord shall either approve the Basic Plans or shall set out the revisions requested by Landlord to the Basic Plans. Tenant shall clearly identify and locate on the Basic Plans any equipment requiring special plumbing or mechanical systems, areas subject to above normal loads, special openings in the floor, ceiling, or walls, and other major or special features.

2.3        Landlord shall review any revisions made to the Basic Plans and shall, in writing within five (5) business days after receipt, either approve the revised Basic Plans or reject them, in which case Landlord shall specify in reasonable detail the deficiencies in the Basic Plans as submitted. If the Basic Plans are rejected, Tenant shall resubmit required changes to the Basic Plans as soon as practical until Landlord’s approval has been obtained. Following Landlord’s approval of the Basic Plans, Tenant’s space planner or architect shall produce full working drawings for construction sufficient to obtain all necessary permits and with sufficient detail to construct the improvements, including specifications for every item included thereon (the “Working Plans”).

2.4        Tenant shall be responsible for delays and additional costs in completion of the design and construction of Tenant’s improvements caused by changes made by Tenant or at its request to the Working Plans after Landlord delivers them to Tenant or by delays in delivery of special materials requiring long lead times.

2.5        Landlord shall permit Tenant to construct internal staircases connecting Tenant’s Premises. All costs associated with the internal staircase between the Third and Fourth Floors and the Fourth floor and Penthouse, if desired by Tenant, shall come out of the Tl Allowance.

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3.        CONSTRUCTION OF TENANT IMPROVEMENTS

3.1        Upon completion of the Working Plans and at the request of Tenant, Landlord and its contractor shall provide to Tenant in writing an estimate of the cost of improvements to be provided at Tenant’s expense pursuant to Section 1 of this Work Agreement. Within ten days after Tenant’s receipt of such estimated cost, Tenant shall delete any items which Tenant elects not to have constructed and shall authorize construction of the balance of the improvements. In the absence of such written authorization, Landlord shall not be obligated to commence work on the Premises and Tenant shall be responsible for any costs due to any resulting delay in completion of the Premises.

3.2        Tenant acknowledges that the cost of the improvements will exceed the Tl Allowance. Tenant shall be responsible for all costs that exceed the Tl Allowance. Once the Tl Allowance has been exceeded, Landlord shall present progress billings to Tenant every thirty (30) days, and Tenant shall pay each progress billing within fifteen (15) days of receipt.

3.3        If Tenant desires any change to its improvements, Tenant shall submit a written request for such change to Landlord, together with all plans and specifications necessary to show and explain changes from the approved Working Plans. Any such change shall be subject to Landlord’s approval. Landlord or its contractor shall notify Tenant in writing of the amount, if any, which will be charged or credited to Tenant to reflect the cost of such change relative to the Tl Allowance. If changes to the Working Plans result in the cost of the work being less than the Tl Allowance, the Base Rent shall be reduced to reflect the amortized cost savings over the Term of the Lease at the rate of ten percent (10%) per annum.

3.4        If Tenant requests that its contractor be permitted to perform any work in connection with the improvements on the Premises and Landlord consents, in writing, to that request, such work shall conform to the following requirements:

     3.4.1      Such work shall proceed only upon Landlord’s written approval of the public liability and property damage insurance carried by Tenant’s contractor. Landlord shall have the right to require Tenant’s contractor to post a payment or performance bond in an amount equal to the estimated cost of the work to be performed by such contractor. Tenant shall supply Landlord with the name, address, and emergency telephone number for Tenant’s contractor and all subcontractors retained by Tenant’s contractor.

     3.4.2      All such work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable governmental regulations and all applicable safety regulations established by Landlord or its contractor for the Building generally. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant’s failure to comply with all applicable governmental regulations.

     3.4.3      Landlord may require that all such work be performed by union labor in accordance with any union labor agreements applicable to the trades being employed at the site.

     3.4.4      All such work shall be scheduled through Landlord and shall be performed in a manner and at times which do not impede or delay any work on the Premises being performed by Landlord’s contractor.

     3.4.5      Tenant’s contractor shall store any materials only in the Premises or in such other space as may be designated by Landlord or its contractor from time to time. All trash and surplus construction materials shall also be stored within the Premises and shall be promptly removed from the Property.

     3.4.6      Tenant’s entry into the Premises for any purpose, including without limitation inspection or performance of work by Tenant’s contractor, prior to the Commencement Date, shall be subject to all the terms and conditions of the Lease, including without limitation the provisions of the Lease relating to the maintenance of insurance, but excluding the provisions of the Lease relating to the payment of rent. Tenant’s entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

     3.4.7      Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, liabilities, and expenses (including without limitation attorneys’ fees) arising out of or in any way related to the activities of Tenant’s contractors (and any subcontractors) in the Premises or the on the Property. Without limiting the generality of the foregoing, Tenant shall promptly reimburse Landlord upon demand for any extra expense incurred by the Landlord as a result of faulty work done by Tenant or its contractors, any delays caused by such work, or inadequate clean-up.

3.5        Landlord shall not charge any oversight fees or supervisory fees during the tenant improvement construction period.

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4. Timing	and Delays.

4.1        Phase Target Substantial Completion Dates.  Subject to the extension rights and the other provisions contained herein, and subject to the parties approving the Working Plans and the estimate of costs no later than February 29, 2008, Landlord shall substantially complete the Tenant Improvements for each applicable Phase as follows (herein the “Phase Target Substantial Completion Date”):

Phase 1 – 2nd Floor	June 1, 2008
Phase 2 – 3rd Floor	June 1, 2008
Phase 3 – 4th Floor	January 1, 2009
Phase 4 – Penthouse	January 1, 2009

If the parties approve the Working Plans Specifications and costs estimate on a later date, then such approval shall include approval of mutually acceptable Phase Target Substantial Completion Dates.

4.2        Delays.  The applicable Phase Target Substantial Completion Date, all other dates for performance of obligations by Landlord under this Work Agreement, and all dates upon which Tenant may enjoy or exercise rights under this Work Agreement, shall each be extended by the number of days of delay occasioned by:

(a)        Any agreed upon extension of the dates for performance or agreement hereunder;

(b)        Any occurrences, conditions, or events beyond the reasonable control of Landlord, including, without limitation, by weather, acts of God, shortages or delays in labor or materials, strikes, or delays in governmental inspections and/or in the issuance of permits, approvals, or certifications, or any other occurrence, condition, or event beyond such reasonable control; and

(c)        Any act, failure, or omission attributable to Tenant, its agents, contractors, or employees, including (i) any additional time related to changes in the Working Plans requested by Tenant, and/or (ii) any failure by Tenant to provide information or a decision within five (5) business days of request (such as a color selection or approval of a sample) or within such shorter period as is requested by the general contractor.

4.3        Remedies for Landlord Delay.  In the event Landlord fails to substantially complete the Tenant Improvements for any applicable Phase within seventy-five (75) days following the Phase Target Substantial Completion Date for Phases 1 and 2, and forty-five (45) days for Phases 3 and 4, as the same may have been adjusted pursuant to this Work Agreement (herein the “Allowed Grace Period”), then Tenant shall have the following rights and remedies (these are the sole and exclusive rights and remedies of Tenant for any such failure by Landlord): (a) for each additional day of delay in the applicable Substantial Completion Date of any Floor beyond the Allowed Grace Period, Tenant shall receive one (1) day of free Base Rent credit for such Floor against Base Rent first due hereunder for such Floor, up to a maximum of ninety (90) days of such credit; and (b) if the Substantial Completion Date is not achieved by the ninety-first (91st) day following the Allowed Grace Period (the “Outside Date”), Tenant may terminate the Lease, including this Amendment, by written notice given within ten (10) days following the Outside Date, in which event Tenant shall immediately vacate any Floors then occupied by Tenant and neither party shall have any further obligation or liability hereunder; provided, however, (i) Tenant shall have no other, further or later right to terminate this Lease by reason of delay in substantial completion of the Tenant Improvements, and (ii) the applicable Phase Target Substantial Completion Date (and therefore also the last day of the Allowed Grace Period) shall be automatically extended by the number of days of delay of any of the types discussed in Section 4.2 above, it being the intention of the parties that this Base Rent credit and this termination right are to accrue only in the case of excessive delay which is not covered by any provision or description in Section 4.2 above. The remedies set forth in this Section 4.3 shall be the sole and exclusive remedies of Tenant in the event of delays in substantial completion of the Tenant Improvements. In no event shall Landlord be responsible for any other damages or claims, including any consequential or incidental damages, unless caused by the intentional misconduct of Landlord.

5.         Completion and Inspection.

5.1        Substantial Completion.  Landlord shall be deemed to have substantially completed the Tenant Improvements as to the portion of the Premises located on any Floor in conformity with the Working Plans upon (a) the issuance by the City of Portland of a certificate of occupancy or a temporary certificate of occupancy for the affected space, which does not contain any condition preventing occupancy and use of applicable space (herein the “Certificate of Occupancy”), and (b) the issuance by Henneberry Eddy (the “Architect”) of a certificate stating that, except for any then remaining Punchlist Items, construction of the Tenant Improvements for each such space has been substantially completed according to the Working Plans (herein the “Architect’s Certificate”). The date upon which such substantial completion occurs as to a given Phase is herein referred to as the “Substantial Completion Date” for that Phase. However, if any Tenant delay (as described in Section 4.2(c) above) occurs,

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then Landlord shall be deemed to have Substantially Completed the Tenant Improvements for that Phase on the date Landlord could have done so absent such delay.

5.2        Inspection and Creation of Punchlist.  Approximately thirty (30) days prior to the date which Landlord anticipates to be the Substantial Completion Date for a particular Phase, Landlord shall deliver to Tenant written notice of the expected Substantial Completion Date for such space. Approximately five (5) days prior to the anticipated Substantial Completion Date for each Phase, representatives of Landlord and Tenant shall make a joint inspection of such space to create an agreed upon list of items yet to be substantially completed. The items included in such list which do not materially interfere with Tenant’s use or occupancy of the space are herein referred to as the “Punchlist Items”. If the parties are unable to agree whether any particular item is to be included as a Punchlist Item, then the decision of the Architect as to such item shall be binding.

5.3        Performance of Punchlist Work; Final Completion.  Landlord shall complete Punchlist Items after the applicable Phase Substantial Completion Date. The existence of Punchlist Items shall not delay delivery of possession or the Commencement Date of the Lease. Tenant shall be given possession of the applicable portion of the Premises upon the applicable Substantial Completion Date, but Landlord shall continue to have complete access to such portion of the Premises for the purpose of taking any and all steps related to then remaining Punchlist Items and completing work for other Phases, and Tenant shall cooperate to facilitate such steps. The obligation of Landlord to perform punchlist work shall be to perform the same to an industry standard level, not to perfection; any disagreement as to whether an item of punchlist work has been performed to industry standard shall be resolved by the Architect. If Landlord fails to complete any particular Punchlist Item within thirty (30) days after written notice from Tenant that the same has remained uncompleted for thirty (30) or more days following the applicable Substantial Completion Date, and if such failure is not due to a cause beyond the reasonable control of Landlord, then Tenant may perform the necessary correction, in which event Landlord shall reimburse Tenant for all actual out-of-pocket expenses incurred in such correction upon delivery by Tenant of substantiation of the amount of such expense. Landlord shall be deemed to have fully and finally completed its construction obligations hereunder upon the date (herein the “Final Completion Date”) that Landlord shall have completed its punchlist obligations.

5.4        Estoppel Certificate.  Upon request by Landlord made from time to time on or after the Substantial Completion Date of all Phases, Tenant shall execute and deliver an estoppel certificate stating that Landlord’s construction obligations under this Work Agreement have been finally completed except for any then remaining Punchlist Items specifically identified by Tenant in such certificate. In the event Tenant fails to execute and to deliver such a certificate within ten (10) business days of request by Landlord, then Landlord shall have the right to issue such a certificate and the same shall be binding upon Tenant unless and to the extent Tenant delivers specific written objection to the content of such certificate to Landlord within five (5) business days following delivery of a copy of such certificate by Landlord to Tenant in a manner allowed under the Lease for the giving of notices.

6.          Tenant’s Work.

Tenant may, after receipt of Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, and as stated in Section 1 (c) of the Lease, enter onto the applicable Floor of the Premises during Landlord’s construction of the Tenant Improvements for the purpose of installing telephone and data center cabling and equipment, all at Tenant’s expense. Tenant shall not interfere with Landlord’s Work and specifically recognizes that Section 4.2(c) will be applicable if Landlord’s Work is delayed as a result of Tenant’s entry.

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EXHIBIT C

RULES AND REGULATIONS

Except as otherwise provided in the Lease, the following Rules and Regulations shall apply:

1. The lobbies, corridors, elevators, sidewalks, halls, passages, exits, entrances, and parking areas of the Property (if any) shall not be obstructed by Tenant or used by it for any purpose other than access to the Premises. Tenant shall not go on the roof of the Building, except in such areas, if any, as Landlord may designate as “common areas” from time to time.

2. No awning, canopy, or other projection of any kind shall be installed over or around the windows or entrances of the Premises and only such window coverings as are approved by Landlord shall be used in the Premises.

3. The Premises shall not be used for lodging or sleeping. No cooking shall be done or permitted by Tenant on the Premises, except the preparation of coffee, tea, and similar items for Tenant and its employees.

4. Landlord will furnish Tenant with up to 50 keys to the Premises, free of charge. No additional locking devices shall be installed without the prior written consent of Landlord, and Tenant shall furnish Landlord with a key for any such additional locking device. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises.

5. Tenant shall not use or keep in the Premises or the Property any kerosene, gasoline, or other flammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

6. In case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Property by such action as Landlord may deem appropriate, including closing entrances to the Property.

7. The doors of the Premises shall be closed and securely locked at such time as Tenant’s employees leave the Premises. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

8. The toilet rooms, toilets, urinals, wash bowls, and other apparatus in the Premises and the Property shall not be used for any purpose other than that for which they are intended, no foreign substance of any kind shall be deposited therein, and any damage resulting from Tenant’s misuse shall be paid for by Tenant.

9. Except with the prior written consent of Landlord, the Premises shall not be used for manufacturing of any kind, or for any business or other activity other than that specifically permitted under Tenant’s Lease.

10. Landlord reserves the right to restrict smoking to particular areas of the Property or to designate all or any portion of the Property (including the Premises) as a no-smoking area.

11. Tenant shall not use in the Premises or the Property any hand truck not equipped with rubber tires and side guards, nor any other material-handling equipment not approved in writing by Landlord. No other vehicles of any kind shall be brought by Tenant into the Premises.

12. Tenant shall store its trash and garbage within the Premises until daily removal to such location on the Property as may be designated from time to time by Landlord. No material shall be placed in the Property trash boxes or receptacles if such material may not be disposed of in the ordinary and customary manner in the Portland, Oregon metropolitan area without being in violation of any law or ordinance governing such disposal.

13. All loading and unloading of equipment, furniture, supplies, and other matter to or from the Premises shall be made only through such entryways and at such times as Landlord may designate from time to time. Tenant shall not obstruct or permit the obstruction of any loading areas used by Landlord or other tenants in the Property and at no time shall Tenant park vehicles in a loading area except for loading and unloading.

14. Canvassing, soliciting, peddling, and distributing of handbills or other written material on the Property is prohibited and Tenant shall cooperate to prevent the same.

15. Landlord may direct the use of pest extermination and scavenger contractors with 24 hours notice at such intervals as Landlord may determine.

16. Employees of Landlord shall not perform any work for or on behalf of Tenant or do anything outside of their regular duties unless under special instructions from Landlord.

17. Tenant’s employees shall park only in those areas of the Property designated in writing by Landlord from time to time for such purpose. Any vehicle improperly parked by an employee of Tenant may be towed or otherwise removed by Landlord at Tenant’s expense and Tenant shall indemnify Landlord from any liability in connection with such removal.

18. Landlord at its election may refuse admission to the Property outside of business hours on business days (as established by Landlord) to any person not producing identification satisfactory to Landlord. If Landlord issues identification passes, Tenant

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shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.

19. The windows that reflect or admit light and air into the halls, passageways or other public places of the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

20. No vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building.

21. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants of the Building, shall be made or permitted by any tenant.

22. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer, public typist, printer or photocopier without the prior written consent of Landlord. No office tenant shall use its premises, or permit any part thereof to be used, for manufacturing or the sale at retail or auction of merchandise, goods or property of any kind or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as school.

23. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

24. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant’s premises without Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed, and in no case shall any machines or mechanical equipment be so placed or operated as to disturb other tenants. Machines and mechanical equipment which may be permitted to be installed and used in tenant’s premises shall be equipped, installed and maintained so as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Property.

25. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with the economic heating, cleaning or other servicing of the Property or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

26. Window coverings for all windows in each tenant’s premises above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system (if any) to cool or ventilate the tenant’s premises.

27. Landlord may waive any one or more of these Rules and Regulations in favor of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

28. The word “Tenant” as used in these Rules and Regulations shall mean and include Tenant’s assigns, agents, clerks, employees, licensees, invitees, and visitors. The word “Landlord” as used in these Rules and Regulations shall mean and include Landlord’s assigns, agents, clerks, employees, licensees, invitees, and visitors.

29. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter, or amend, in whole or part, the terms, covenants, agreements, and conditions of Tenant’s Lease. In the event of a conflict between these Rules and Regulations and Tenant’s Lease, the Lease shall govern.

30. Landlord reserves the right to amend these Rules and Regulations and to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, and cleanliness of the Property and for the preservation of good order therein.

31. Except for reasonable, short-term periods of time (such as out-of-town business trips, etc.), Tenant shall not park any vehicles on the Property overnight or permit any of its vehicles to remain at the Property after Tenant’s business hours; provided that any vehicle which is temporarily disabled or which cannot be moved due to inclement weather may be left at the Property for up to, but not more than, 24 hours. The parking areas are intended to function as daily business-hours parking only and not for vehicle storage.

32. Tenant shall not install any radio, television, or similar antenna or aerial, nor any loudspeaker or other device, on the roof, exterior walls, or grounds of the Property without the prior approval of Landlord.

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EXHIBIT D

GUARANTY OF LEASE

(Intentionally Omitted)

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EXHIBIT E

JANITORIAL SERVICE

The intent of these Cleaning Specifications is to identify the minimum requirements to the building neat, clean and sanitary at all times. The tasks and frequencies outlined herein are the guidelines by which the day-to-day cleaning of the facility will be directed. In no instance do they limit the duties of Facilities Services Group, its employees or its subcontractors in their obligation and commitment to maintain the facility at an outstanding level of cleanliness on a day-to-day basis.

SCOPE OF WORK:

CLEANING SCHEDULE - DAILY SERVICES:

1. Empty all waste receptacles, depositing trash into designated containers. Replace liners as needed.

2. Dust all furniture including desks, chairs, tables and accessories. (Papers and folders on desks are not to be disturbed.)

3. Dust all exposed file cabinets, bookcases and shelves.

4. Clean, polish and sanitize all drinking fountains with approved products.

5. Low dust all horizontal surfaces to a hand height of seventy (70) inches, including sills, shelves, moldings, ledges, picture frames, ducts, etc.

6. High dust above hand height all horizontal surfaces.

7. Control appearance of all vertical surfaces by dusting daily or as needed.

8. Thoroughly clean and sanitize all counter tops.

9. Remove handprints and smudges from all lobby and employee door glass.

10. Spot clean interior re-lites and door glass.

11. Clean and polish as necessary lobby door frames, light switches, kick and push plates, handles, railings, door thresholds and elevator tracks.

12. Clean dirt and smudges from all light switches, doors, push plates, and elevator cabs.

13. Control appearance of all furniture by cleaning and polishing daily, or as needed.

14. Clean and sanitize all restrooms to include:

a) Clean, sanitize and polish all fixtures including toilet bowls, toilet seats, urinals and sinks.

b) Clean and polish all chrome fittings and fixtures.

c) Clean and polish mirrors and glass.

d) Empty all trash and replace liners.

e) Clean and polish all dispensers, trash receptacles, and splash plates.

f) Spot clean all vertical surfaces including partitions, doors, walls, etc.

g) Dust partitions and all horizontal surfaces.

h) Refill all dispensers to normal limits.

15. Control appearance and cleanliness of all resilient and hard surface floors by:

a) Dust mop, sweep or vacuum (using backpack vacuum - suction only).

b) Damp mop with water and approved cleaner/disinfectant.

16. Control appearance and cleanliness of all carpet by vacuuming and spot cleaning daily.

17. Maintain a clean and sanitary appearance in lunch rooms by:

a) Wash and sanitize table tops, counter tops, sinks and adjacent areas using approved disinfectant cleaner.

b) Damp clean chairs, table pedestals and legs.

c) Refill all dispensers to normal limits.

d) Empty all trash and replace liners.

CLEANING SCHEDULE - WEEKLY SERVICES:

1. Clean all interior re-lite and door glass.

2. Dust Venetian window blinds.

3. Dust diffuser outlets in ceiling including restrooms.

4. Wash waste receptacles as needed.

5. Clean and polish bright metal to hand height.

6. Dust paneling (vertical surfaces).

7. Dust all ledges to remove dust and cobwebs.

8. Dust all door jambs.

QUARTERLY SERVICES:

1. Scrub and refinish hard surface floors as needed to maintain a clean appearance.

QUARTERLY SERVICES (recommended):

1. Clean all common area carpeting throughout the building.

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EXHIBIT F

ROOFTOP COMMUNICATION EQUIPMENT

Landlord shall permit Tenant to place a single satellite dish not to exceed 24” in diameter on the roof of the Building in which the Premises are located and to install related cabling (collectively, the “Equipment”) subject to the following terms and conditions.

1.        Tenant shall submit to Landlord for its approval complete plans and specifications for the Equipment and its installation. Landlord shall have the right to require modifications to such plans and specifications. Landlord’s approval does not constitute a representation by Landlord that the Equipment is adequate or shall function to suit Tenant’s needs, nor that the Equipment will not cause interference with the communications of others.

2.        The following provisions shall apply to any installation of Equipment:

(a)  Tenant shall obtain all necessary permits and approvals for the installation and operation of the Equipment. Tenant shall at all times comply with all such permits and approvals, and all other legal requirements applicable to the Equipment. Tenant shall deliver to Landlord such information regarding the Equipment as Landlord may request from time to time.

(b)  The Equipment shall be installed and operated strictly as set forth in the approved plans and specifications. Upon completion, Tenant shall provide “as built” plans and specifications to Landlord. The rights granted to Landlord by Paragraph            of the Lease, dealing with Alterations, shall apply to the Equipment.

(c)  Tenant shall operate the Equipment in such a manner as to avoid interference with the communications of any third party and to avoid causing any health risk. Tenant shall, if necessary, cease use of the Equipment in order to comply with this provision.

(d)  The Equipment shall be used solely to provide communications services for use by Tenant at the Premises. Without limiting the generality of the foregoing, Tenant shall in no event (i) use or allow use of the Equipment to provide telecommunications or any other service to any other tenant of the Building, or (ii) use or allow use of the Equipment by any communications company or other third party.

3.        Tenant agrees that its insurance policies required under this Lease must insure the Equipment and any related liabilities. In addition to all other indemnity obligations of Tenant, Tenant agrees that it will defend, indemnify and hold harmless Landlord and its agents from any claim, cause of action or damage, including bodily injury or death, caused by or in any way related to or arising from the installation or use of the Equipment.

4.        The other Lease obligations of Tenant shall not be affected, nor shall Landlord have any liability, by reason of (a) any refusal or conditioning of Landlord’s consent to installation of Equipment, (b) any inability of Tenant to install or use the Equipment, (c) any casualty to the roof or other portion of the Building which affects installation or use of the Equipment, or (d) any exercise by Landlord of any right set forth in this Paragraph.

5.        Tenant shall immediately remove the Equipment upon (a) the expiration of this Lease or the termination of this Lease or of Tenant’s right of possession, (b) any assignment, sublease or other Transfer, (c) exercise by Landlord of a right to require removal pursuant to the provisions of this Lease, or (d) such earlier time as Tenant desires following written notice required hereunder. Tenant shall, at that time, remove all of the Equipment and make such repair and restoration to the Building as is necessary to return the same to its prior condition and as otherwise may be required by Landlord; provided, Landlord may elect to require that Tenant leave in place and convey to Landlord ownership of all or any of the cabling connecting the roof top location used by Tenant to the Premises.

6.        All access to the roof of the Building shall be only at such times and by such personnel as shall have been approved, in advance, by Landlord. Landlord shall have the right to require that any roof work be conducted by a contractor designated by Landlord; Landlord shall have no liability for such designation. Tenant shall not enter any premises leased to any other tenant nor install or use Equipment in a manner which disturbs any tenant. If Landlord undertakes any repair, maintenance, restoration or remodeling activity on the roof or in other areas affected by the Equipment, Landlord may require that any Equipment be removed and reinstalled, or be relocated, as may be necessary in connection with such Landlord activity, all at the expense of the Tenant

7.        Nothing herein shall be construed as granting to Tenant any exclusive right to install or use any antenna or other communications device.

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EXHIBIT G

LEASE COMMENCEMENT AGREEMENT

Date:

Re:

In connection with the Lease dated       , between        (“Landlord”), and         . (“Tenant”), under the terms and conditions of the Lease, and pursuant to the provisions of said Lease, the parties acknowledge and agree to the following:

1.	The Commencement Date of the Lease shall be .

2.	Base Rent and Additional Rent shall commence .

3.	The Expiration Date of the Lease shall be , unless sooner terminated as described in the Lease.

4.	In all other respects, the terms and conditions of the Lease remain as originally specified.

ACKNOWLEDGED	AND AGREED:

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ADDENDUM TO LEASE

This Addendum to Lease is attached to and made a part of that certain Lease dated February 25, 2008, between Harsch Investment Properties, LLC, an Oregon limited liability company (“Landlord”) and Jive Software, Inc., a Delaware corporation (“Tenant”), for the Premises located at 915 SW Stark Street, Portland, Oregon. The provisions of this Addendum to Lease shall supersede any inconsistent or conflicting provisions of the Lease.

41.        Expansion Option and Right of First Refusal/Offer.

  A.        The following Expansion Option shall be in effect through June 30, 2008. So long as Tenant is not in default of this Lease, Tenant shall have the option to lease the second floor of the Building which contains approximately 14,467 rentable square feet (Expansion Area) on the same terms and conditions as the balance of the Premises, except that i) Tenant shall accept the Premises in its AS-IS condition, ii) the restrooms shall be refinished to be reasonably consistent with those on the Third Floor, Fourth Floor and Penthouse, iii) the Tenant Improvement Allowance shall be $35.00 per square foot (less Landlord’s cost for installation of the new carpet described in Paragraph 46 of this Addendum to Lease), iv) the delivery date for the Second floor shall be March 1, 2009, and v) the Base Rent schedule shall be as follows:

March 1, 2009 through April 30, 2009	$0.00
May 1, 2009 through September 30, 2009	$25.20 per square foot
October 1, 2009 through September 30, 2010	$25.95 per square foot
October 1, 2010 through September 30, 2011	$26.72 per square foot
October 1, 2011 through September 30, 2012	$27.52 per square foot
October 1, 2012 through September 30, 2013	$28.34 per square foot

Tenant may exercise the option by written notice to Landlord on or before April 1, 2008. If Tenant fails to exercise its Expansion Option, Tenant shall reimburse Landlord fifty percent (50%) of Landlord’s costs associated with installation of the carpeting in the Expansion Area.

  B.        If Tenant fails to exercise this option the following Right of First Refusal/Offer shall be in effect through December 31, 2008. So long as Tenant is not in default of this Lease, if Landlord should receive a written offer from any third party to lease the second floor of the Building (Expansion Area) on terms acceptable to Landlord or if Landlord should receive a request to make a written proposal to lease any portion of the Expansion Area to a third party (each a “Bona Fide Offer”), Landlord shall notify Tenant of the terms and conditions of said Bona Fide Offer. Tenant shall have five (5) business days after receipt of said notification from Landlord to give written notice to Landlord that Tenant is prepared to lease the offered portion of the Expansion Area from Landlord upon the same terms and conditions as are contained in the Bona Fide Offer, except that the duration of the lease term applicable to the Expansion Area for Tenant shall coincide with the Term of this Lease. If Tenant declines to exercise this right of first refusal, Landlord may enter into a lease for the subject area with the identified third party, or an affiliate of that third party, on substantially the same terms and conditions as set forth in the Bona Fide Offer, and in no event, may such terms and conditions be materially more favorable than those presented to Tenant. In any event, this Expansion Option shall expire on December 31, 2008.

42.        Option to Renew.  So long as Tenant has not assigned its interest under the Lease, even an assignment with Landlord’s consent, and Tenant is not in default at the time of exercise and no default arises between that time and the expiration of the existing Term of the Lease, Tenant, but not any assignee or successor of Tenant, shall have a single option to extend the duration of this Lease for a period of five (5) years. Tenant may elect to renew the Lease for all or a portion of the Premises (but no partial floor). During the option Term, all of the other provisions of the Lease shall remain in effect except that the Base Rent during the first year of the Option Term shall be subject to adjustment to a fair market rent as shall be agreed upon between the parties, but in no event less than a blended rate of $28.19/SF, and annual increases thereafter. Tenant shall exercise the option by giving written notice of same to Landlord at least twelve (12) months prior to the expiration of the existing Term of the Lease, but no more than sixteen (16) months prior to the expiration of the existing Term of the Lease (the “Exercise Date”).

The Base Rent applicable during the Option Term shall be established by mutual agreement of the parties within thirty (30) days of the Exercise Date or, if the parties cannot so agree, the Base Rent shall be determined as follows. Within ten (10) days after the thirty (30) day period or sooner if the parties mutually agree, Landlord and Tenant shall each appoint an expert who shall be an appraiser or licensed real estate professional with at least five (5) years of commercial real estate experience within the area where the Premises are located. Within forty-five (45) days of the appointment, each expert shall establish the Base Rent for the Premises taking into account the then condition of the Premises and local market conditions and practices applicable to leases which are comparable as to duration, size, location and use. If a party fails to appoint an expert, the determination of the

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sole expert appointed shall apply. Except as set forth below, each party shall pay the fees and expenses of its own expert and shall share equally the fees and expenses of a referee, if one is required.

If two experts are appointed, their determinations are reasonably comparable, and the higher determination is less than one hundred ten percent (110%) of the lower one, the Base Rent shall be the average of the determinations. If not reasonably comparable or if they differ by more than one hundred ten percent (110%), the experts shall, within five (5) days of the last expert’s determination, attempt to mutually select a third party as a referee. If they cannot agree on a referee, either party may ask the presiding judge of the trial court in the jurisdiction where the Premises are located to appoint a referee for them. The referee, selected by either means, must have the same type of qualifications as the experts, except that the referee must not have been employed regularly or as a consultant, during the prior six (6) month period by either Landlord or Tenant. Within thirty (30) days of his or her appointment, the referee must select one of the two (2) experts’ determinations as being more correct and that determination shall establish the Base Rent for the Option Term.

If Tenant objects to the foregoing determination of Base Rent, Tenant may, by written notice to Landlord within fifteen (15) days of the referee’s establishment of the Base Rent, elect to allow the Lease to expire at the end of the Primary Term rather than be extended for the Option Term. If Tenant makes this expiration election, Tenant must reimburse Landlord the full amount of the fees and expenses paid to Landlord’s expert and Landlord’s share of the referee’s fees and expenses, if any.

43.        Storage.  Landlord will provide Tenant with a storage area located in the basement of the Building on a month-to-month basis at a rate of $9.00 per square foot with three percent (3%) annual escalations. The size of the storage area and its location in the basement shall be mutually agreed between Landlord and Tenant.

44.        Bicycles.  Landlord shall provide Tenant with a secure and locked area located in the basement of the Building for bicycle storage at the location identified on attached Exhibit A4. Such bicycle storage shall for Tenant’s exclusive use and free of charge throughout the Term of this Lease and any extension thereof. Bicycles shall be moved through the Building using the freight elevator only. Landlord to provide bike storage in clean condition with new paint, new lighting and smooth floors throughout. Landlord shall remove all existing equipment and materials. In the event of any conflict between Exhibit C (Rules and Regulations) and this Section 44, this Section 44 shall control.

45.        Exterior Signage.  Tenant may install above standard signage or a mural that may include Tenant’s name and logo on the west-facing exterior wall of the Building at Tenant’s sole cost and expense. Any such exterior signage or mural shall have Landlord’s approval and shall be subject to all applicable municipal regulations. Tenant shall be solely responsible for maintenance, repairs, replacement, and eventual removal of any exterior signage. Except for the ground floor entrance on the southeast side of the Building, no other tenants will be allowed exterior signage.

46.        Temporary Occupancy.  During construction of the initial Tenant Improvements on the Fourth Floor and Penthouse portions of the Premises, Tenant shall have the right to occupy the entire Second Floor of the Building, which contains approximately 14,467 rentable square feet. Due to the anticipated excess noise of construction activity involved in improving the Penthouse area, even if the Fourth Floor work is substantially completed, it is agreed that Tenant may continue to utilize the Second Floor until such time as the Penthouse is substantially completed and Tenant is able to occupy the Fourth Floor. From the date of Tenant’s occupancy of the entire Second Floor and continuing for four (4) months, Tenant shall owe no rent, but all other provisions of the Lease shall apply to Tenant’s occupancy of the Second Floor. During any temporary occupancy of the Second Floor in excess of four months, Tenant shall pay to Landlord rent in the amount of $18.00 per square foot. Rent during any permanent occupancy of the Second Floor shall be as described in Paragraph 41 of this Addendum to Lease. The Second Floor shall be delivered to Tenant with the new carpet, new electrical as defined in the Work Agreement and the walls painted. Landlord has stated that the Second Floor has extensive electrical distribution that Landlord believes should be adequate for Tenant. However Landlord shall provide additional electrical distribution as mutually agreed between the parties. Landlord shall provide basic telecommunications/data service to the Second Floor.

47.        Data Center.  Tenant shall be permitted to install its data center and associated storage in 990 square feet of the basement identified in attached Exhibit A4 and Tenant shall be responsible for utility connections and usage expenses. Tenant shall pay to Landlord rent in the amount of $9.00 per square foot with three percent (3%) annual escalations for the Data Center. Tenant shall solely responsible for all services, maintenance, repairs, and replacements associated with the Data Center, including HVAC. Tenant acknowledges that the Data Center is located in the basement where flooding or utility breach may occur.

48.        UPS System.  Tenant shall be permitted to have the exclusive use of one of the existing UPS systems in the Building.

49.        Condenser Units.  Tenant shall be permitted to locate two condenser units in the Building parking lot at the location identified in attached Exhibit A2. Tenant shall be responsible for the costs of installation, maintenance and security associated with such units. If the placement of the units reduces the potential number of available parking spaces, Tenant shall be

Jive Software

responsible, as Additional Rent, for payment of the lost parking revenues to Landlord. If the units are located in areas that do not reduce parking, there shall be no Additional Rent payable for the location of these units at the Property.

50.        Landlord’s Representations, Warranties and Indemnity.  Landlord represents and warrants the following on the basis of its best knowledge:

  (i) The Premises are in compliance with all federal, state and local statutes, regulations and ordinances pertaining to protection of human health or the environment (“Environmental Laws”). No Hazardous Substances have been leaked, spilled, released or disposed of, or have otherwise come to be located, on the Premises except as may be disclosed in the environmental reports provided to Tenant by Landlord prior to execution hereof. The term “Hazardous Substances: shall mean any and all hazardous, toxic, infectious or radioactive substances, materials or wastes, the use, handling, generation, transportation, treatment, storage, disposal or release into the environment of which is regulated or restricted by any Environmental Law.

  (ii) No Asbestos-Containing Material is present in any of the improvements on the Premises or is otherwise located on the Premises that is required by law to be removed. The term “Asbestos-Containing Material” means any material containing more than 1 percent by weight of asbestos.

Landlord:	Tenant:

Harsch Investment Properties, LLC	Jive Software, Inc., a Delaware corporation

By JORDAN D. SCHNITZER	By DAVID HERSH
Print Name PRESIDENT	Print Name CEO
Title	Title

Jive Software